As filed with the Securities and Exchange Commission on October 23, 2007     Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANCO SANTANDER, S.A.	SANTANDER FINANCE PREFERRED, S.A. UNIPERSONAL
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)
Kingdom of Spain (Jurisdiction of incorporation or organization)	Kingdom of Spain (Jurisdiction of incorporation or organization)
6029 (Primary Standard Industrial Classification Code Number)	6029 (Primary Standard Industrial Classification Code Number)
132617929 (I.R.S. Employer Identification Number)	98-0420594 (I.R.S. Employer Identification Number)

Ciudad Grupo Santander Avenida de Cantabria 28660 Boadilla del Monte Madrid, Spain Telephone: 34-91-259-6520
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Banco Santander, S.A. New York Branch 45 East 53rd Street New York, NY 10022
(Name, Address, including zip code, and telephone number, including area code, of Registrants’ agent for service)

Copies to:
Nicholas A. Kronfeld Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
6.50% Non-Cumulative Guaranteed Series 5 preferred securities, par value $25 per security of Santander Finance Preferred, S.A. Unipersonal	24,000,000	100%	$600,000,000	$18,420
Guarantee of 6.50% Non-Cumulative Guaranteed Series 5 preferred securities, par value $25 per security of Santander Finance Preferred, S.A. Unipersonal	24,000,000	—	—	None(2)
(1)
The securities being registered hereby are offered in exchange for 6.50% Non-Cumulative Guaranteed Series 5 preferred securities previously sold in transactions exempt from registration under the Securities Act of 1933. The registration fee has been computed based on the face value of the securities pursuant to Rule 457 under the Securities Act.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantee.
The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2007
PROSPECTUS

Santander Finance Preferred S.A., Unipersonal

(incorporated with limited liability under the laws of Spain)

Offer to Exchange

24,000,000 Santander Finance Preferred S.A., Unipersonal 6.50%
Non-Cumulative Series 5 Guaranteed Preferred Securities (par value $25.00 per security)
fully and unconditionally guaranteed as described herein by
Banco Santander, S.A., which, along with the guarantee,
have been registered under the Securities Act of 1933

(CUSIP No. 80281RAA0 and ISIN No. US80281RAA05)

for
All Outstanding 24,000,000 Santander Finance Preferred S.A., Unipersonal 6.50%
Non-Cumulative Guaranteed Series 5 Preferred Securities (par value $25.00 per security)
fully and unconditionally guaranteed as described herein by
Banco Santander, S.A., which were previously sold in
transactions exempt from registration under the Securities Act of 1933
(CUSIP No. 80281R508 and ISIN No. US80281R5081)

We are offering to exchange up to 24,000,000 of our new 6.50% Non-Cumulative Guaranteed Series 5 Preferred Securities, which we refer to as the “exchange Series 5 preferred securities,” for up to 24,000,000 of our existing 6.50% Non-Cumulative Guaranteed Series 5 Preferred Securities, which were previously sold in transactions exempt from registration under the Securities Act of 1933 (the “Securities Act”) and which we refer to as the “restricted Series 5 preferred securities.” We refer to the restricted Series 5 preferred securities and the exchange Series 5 preferred securities as the “Series 5 preferred securities”. The terms of the exchange Series 5 preferred securities are identical in all material respects to the terms of the restricted Series 5 preferred securities, except that the exchange Series 5 preferred securities have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the restricted Series 5 preferred securities do not apply to the exchange Series 5 preferred securities.

To exchange your restricted Series 5 preferred securities for exchange Series 5 preferred securities:

•	you are required to make the representations described on pages 27-32 to us; and

•
you must instruct your bank or broker to further instruct the Depository Trust Company (“DTC”) Participant through which your restricted Series 5 preferred securities are held to tender your restricted Series 5 preferred securities for exchange to DTC through the DTC Automated Tender Offer Program (“ATOP”) by 5:00 p.m., New York City time, on January 16, 2008 (the “Exchange Offer Deadline”).

You should read the section called “The Exchange Offer” for further information on how to exchange your restricted Series 5 preferred securities for exchange Series 5 preferred securities.

The restricted Series 5 preferred securities are listed on the London Stock Exchange and we intend to apply to list the exchange Series 5 preferred securities on the New York Stock Exchange.

See “Risk Factors” beginning on page 15 for a discussion of risk factors that should be considered by you prior to tendering your restricted Series 5 preferred securities in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is         , 2007

TABLE OF CONTENTS

Page

Spanish Withholding Tax Requirements	1
Where You Can Find More Information	2
Enforceability of Certain Civil Liabilities	3
Forward-Looking Statements	3
Presentation of Financial Information	5
Prospectus Summary	6
Summary Consolidated Financial Data	9
The Exchange Series 5 Preferred Securities	12
Risk Factors	15
Use of Proceeds	19
Management’s Discussion and Analysis of Financial Condition and Results of Operations	20
Business	21
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	22
Capitalization	23
Selected Consolidated Financial Information	26
Recent Developments	27
The Exchange Offer	28
Management	37
Description of the Exchange Series 5 Preferred Securities	38
Description of the Guarantee	45
Certain Relationships and Related Party Transactions	50
Taxation	51
Plan of Distribution	61
Validity of the Exchange Series 5 Preferred Securities	62
Experts	63
INDEX TO FINANCIAL STATEMENTS	F-1
ANNEX A	A-1
ANNEX B	B-1

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering the exchange Series 5 preferred securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of the applicable document.

Each broker-dealer that receives exchange Series 5 preferred securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange Series 5 preferred securities. By so acknowledging and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange Series 5 preferred securities received in exchange for restricted Series 5 preferred securities where such restricted Series 5 preferred securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the Exchange Offer Expiry Date (as defined below) and ending on the close of business 90 days after the Exchange Offer Expiry Date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. The term “Exchange Offer Expiry Date” means 5:00 p.m. New York City time, on January 16, 2008, or, if extended by us, the latest time and date to which the exchange offer is extended. See “Plan of Distribution.”

See “Risk Factors,” beginning on page 15 for a description of certain factors relating to a decision to tender your restricted Series 5 preferred securities in the exchange offer, including information about our

i

business. Neither we nor our representatives are making any representation to you regarding the legality of participation in the exchange offer by you under applicable legal investment or similar laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of a decision whether to tender your restricted Series 5 preferred securities in the exchange offer.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Banco Santander,” the “Company,” the “Guarantor,” “we,” “our,” “ours,” “us” or similar terms refer to Banco Santander, S.A., and all references to “Santander Finance Preferred” or the “Issuer” refer to Santander Finance Preferred, S.A. Unipersonal, a wholly-owned subsidiary of Banco Santander, S.A. and the issuer of the preferred securities.

The exchange Series 5 preferred securities will be available initially only in book-entry form. We expect that the exchange Series 5 preferred securities will be issued in the form of one or more registered global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede & Co., its nominee. Securities entitlements in respect of the global securities will be shown on, and transfers of securities entitlements in respect of the global securities will be effected through, records maintained by DTC and its direct or indirect participants. See “The Description of Exchange Preferred Securities—Book-Entry System; Delivery and Form” for further discussion of these matters.

We intend to apply to list the exchange Series 5 preferred securities on the New York Stock Exchange. We will comply with any undertakings given by us from time to time to the New York Stock Exchange in connection with the exchange Series 5 preferred securities, and we will furnish to the New York Stock Exchange all such information as the rules of the New York Stock Exchange may require in connection with the listing of the exchange Series 5 preferred securities.

ii

SPANISH WITHHOLDING TAX REQUIREMENTS

Under Spanish law, distributions in respect of the preferred securities as well as imputed income deriving from the exchange of the restricted Series 5 preferred securities in relation to an exchange offer will be subject to withholding tax in Spain, currently at the rate of 18%, in the case of (a) individual holders (as defined herein) who are resident for tax purposes in Spain; and (b) holders who receive payments through a Tax Haven (as defined in Royal Decree 1080/1991, of 5th July, as amended). Each of the Issuer and the Guarantor is required pursuant to Spanish law to submit to the Spanish tax authorities certain details relating to beneficial owners who receive distributions on the preferred securities or obtain imputed income deriving from the exchanges of the preferred securities in relation to an exchange offer. Beneficial owners in respect of whom such information is not provided to the Issuer or the Guarantor in accordance with procedures described herein will receive payments net of Spanish withholding tax, currently at the rate of 18%. Neither the Issuer nor the Guarantor will pay Additional Amounts in respect of any such withholding tax in any of the above cases. See “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities”.

The Issuer and the Guarantor have arranged certain procedures with Acupay System LLC (“Acupay”) and DTC that will facilitate the collection of the required beneficial owner information. The procedures arranged by Acupay and DTC are intended to facilitate the collection of information regarding the identity and residence of beneficial owners who (i) are exempt from Spanish withholding tax requirements and therefore entitled to receive payments in respect of the preferred securities free and clear of Spanish withholding taxes and (ii) are (a) direct participants in DTC, (b) hold their interests through securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant in DTC (each such entity an “indirect DTC participant”) or (c) hold their interests through direct DTC participants. These procedures are set forth in Annexes A and B to this prospectus.

Such procedures may be amended to comply with Spanish laws and regulations or any judicial or administrative interpretation thereof. The description of these procedures contained in this prospectus is a summary only. Beneficial owners must seek their own tax advice to ensure that they comply with all procedures with respect to providing beneficial owner information. None of the Issuer, the Guarantor, Acupay or DTC assume any responsibility therefor.

DTC is under no obligation to continue to perform the tax certification procedures and such procedures may be modified or discontinued at any time. In addition, DTC may discontinue providing its services as securities depositary with respect to the preferred securities at any time by giving reasonable notice to us.

If DTC or the direct or indirect participants in DTC are unable to facilitate the collection of such information, the Issuer may attempt to remove the preferred securities from the DTC clearing system and this may affect the liquidity of the preferred securities. Provision has been made for the Series 5 preferred securities to be represented by certificated Series 5 preferred securities in the event that the Series 5 preferred securities cease to be held through DTC. See “Description of the Exchange Preferred Securities—Form, Denomination, Transfer and Registration”.

The Issuer and the Guarantor, as applicable, may, in the future, withhold amounts from payments for the benefit of beneficial owners who are subject to Corporate Income Tax in Spain if the Spanish tax authorities determine that the preferred securities do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004 or otherwise require such withholding to be made. If this were to occur, neither the Issuer nor the Guarantor will pay Additional Amounts in respect of such withholding. See “Taxation—Spanish Tax Considerations—Legal entities with tax residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act, except that as a foreign issuer, we are not subject to the proxy rules or the short-swing profit disclosure rules of the Exchange Act. In accordance with these informational and reporting requirements, we file or furnish reports and other information with the SEC. We file annual reports on Form 20-F, which include annual audited consolidated financial statements prepared in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 (Under Regulation (EC) No. 1606/2002 of the European Parliament and of the Council of July 19, 2002, all companies governed by the law of an EU Member State and whose securities are admitted to trading on a regulated market of any Member State must prepare their consolidated financial statements in conformity with the International Financial Reporting Standards previously adopted by the European Union (“EU-IFRS”). Bank of Spain Circular 4/2004 of December 22, 2004 on Pubilc and Confidential Financial Reporting Rules and Formats (“Circular 4/2004”) requires Spanish credit institutions to adapt their accounting systems to the principles derived from the adoption by the European Union of International Financial Reporting Standards. Therefore, the Group is required to prepare its consolidated financial statements in conformity with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, accompanied by certain reconciliations to U.S. GAAP (Generally Accepted Accounting Principles in the United States of America), and furnish reports on Form 6-K containing our quarterly unaudited consolidated financial statements prepared in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004  and certain other information. These materials may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 and at the SEC’s regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. Copies of the materials may be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov, from which you can electronically access materials we have filed. Copies of material we file can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We incorporate by reference in this prospectus certain information that we have filed with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information to the extent specified in such later filings. We incorporate by reference the documents listed below, and, to the extent indicated therein, any filings that we may make after the date of this prospectus with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):

•
Annual Report of Banco Santander, S.A. on Form 20-F for the year ended December 31, 2006, as filed with the SEC on July 2, 2007 (the “2006 Form 20-F”), including our audited consolidated financial statements and the notes thereto;

•
Period Report on Form 6-K of Banco Santander, S.A., including our unaudited condensed consolidated financial statements and the notes as thereto, as filed with the SEC on October 5, 2007 (the “June 30, 2007 Form 6-K”); and

•	Period Report on Form 6-K of Banco Santander, S.A., as filed with the SEC on October 18, 2007.

With the exception of the reports specifically incorporated by reference in this prospectus as set forth above, material contained on or accessible through our website is not incorporated into this prospectus. You may also request a copy of our filings at no cost, by writing or calling us at the following address:

Banco Santander, S.A.
New York Branch
45 East 53rd Street
New York, New York  10022
(212) 350-3500

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Issuer and the Guarantor are limited liability companies (sociedades anónimas) organized under the laws of the Kingdom of Spain. All of the Issuer’s directors and substantially all of the executive officers and directors of the Guarantor, and certain of the experts named in this prospectus, are not residents of the United States and all or a substantial portion of the assets of the Guarantor and the Issuer’s and their respective directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. The Issuer and the Guarantor are advised by our Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely upon the securities laws of the United States.

The Issuer and the Guarantor have expressly submitted to the non-exclusive jurisdiction of New York State and United States federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of the Guarantee and has appointed Banco Santander, S.A., New York Branch, located at 45 East 53rd Street, New York, New York 10022, as its agent in New York City to accept service of process in any such action.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding:

•	exposure to various types of market risks;

•	management strategy;

•	capital expenditures;

•	earnings and other targets; and

•	asset portfolios.

Forward-looking statements may be identified by words such as “expect,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “VaR,” “DCaR,” “ACaR,” “RORAC,” “target,” “goal,” “objective,” “estimate,” “future” and similar expressions. The Issuer and the Guarantor include forward-looking statements in this prospectus. Forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements.

You should understand that adverse changes in the following important factors, in addition to those discussed in the “Risk Factors” section of this prospectus, the risk factors and certain other information detailed in the Guarantor’s Annual Report on Form 20-F for the year ended December 31, 2006 and in the June 30, 2007 Form 6-K, could affect the Guarantor’s future results and could cause those results or other outcomes to differ materially from those anticipated in any forward-looking statement:

Economic and Industry Conditions

•	exposure to various types of market risks, principally including interest rate risk, foreign exchange rate risk and equity price risk;

•
general economic or industry conditions in Spain, the United Kingdom, other European countries, Latin America, the United States and the other areas in which the Guarantor has significant business activities or investments;

•	the effects of a decline in real estate prices, particularly in Spain and the United Kingdom;

•	monetary and interest rate policies of the European Central Bank and various central banks;

•	inflation or deflation;

•	the effects of non-linear market behavior that cannot be captured by linear statistical models, such as the VaR/DCaR/ACaR model the Guarantor uses;

•	changes in competition and pricing environments;

•	the inability to hedge some risks economically;

•	the adequacy of loss reserves;

•	acquisitions, including our acquisition of certain assets of ABN AMRO Holdings N.V., or restructurings;

•	changes in demographics, consumer spending or saving habits; and

•	changes in competition and pricing environments as a result of the progressive adoption of the internet for conducting financial services and/or other factors.

Political and Governmental Factors

•	political stability in Spain, the United Kingdom, other European countries and Latin America; and

•	changes in Spanish, United Kingdom, European Union, United States or other laws, regulations or taxes.

Transaction and Commercial Factors

•
the Guarantor’s ability to integrate successfully its acquisitions, and the challenges inherent in diverting management’s focus and resources from other strategic opportunities and from operational matters while the Guarantor integrates these acquisitions; and

•	the outcome of the Guarantor’s negotiations with business partners and governments.

Operating Factors

•	technical difficulties and the development and use of new technologies by the Guarantor and its competitors;

•	the impact of changes in the composition of the Guarantor’s balance sheet on future net interest income; and

•	potential losses associated with an increase in the level of substandard loans or non-performance by counterparties to other types of financial instruments.

The forward-looking statements contained in this prospectus speak only as of the date of this prospectus. Neither the Issuer nor the Guarantor undertake to update any forward-looking statement to reflect events or circumstances after such dates or to reflect the occurrence of unanticipated events.

Neither the Issuer nor the Guarantor undertake any obligation to release publicly the results of any future revisions the Issuer or the Guarantor may make to forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PRESENTATION OF FINANCIAL INFORMATION

We publish our consolidated financial statements in Euros and to the extent that any amounts reflected in such financial statements are stated in United States dollars or any other currency, such amounts have been translated from Euros at an assumed rate and solely for convenience and should not be construed as representations that such United States dollars or other currency actually represent such dollar or other currency amounts or could be converted into such dollars or other currency at the rate indicated.

PROSPECTUS SUMMARY

This summary highlights material information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding whether to tender your restricted Series 5 preferred securities in the exchange offer. You should read the entire prospectus carefully, before making a decision to tender your restricted Series 5 preferred securities in the exchange offer, including the section entitled “Risk Factors,” and Banco Santander’s 2006 Form 20-F (including our audited consolidated financial statements and the notes thereto), as well as Banco Santander’s June 30, 2007 Form 6-K.

For information regarding the Guarantor and Issuer, please refer to Item 4 of the 2006 Form 20-F, which is incorporated by reference in this prospectus.

The Guarantor’s principal executive offices are located at Banco Santander, S.A., Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is +34-91-259-6520.

The Issuer’s principal executive office is located in the Guarantor’s principal executive offices at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is +34-91-257-2057.

THE EXCHANGE OFFER

Securities Offered
The Issuer is offering up to 24,000,000 6.50% Non-Cumulative Guaranteed Series 5 Preferred Securities, par value $25 per security, of Santander Finance Preferred, S.A. Unipersonal, which have been registered under the Securities Act.

The Exchange Offer
The Issuer is offering to issue the exchange Series 5 preferred securities (CUSIP No. 80281RAA0 and ISIN No. US80281RAA05) in exchange for a like principal amount of your restricted Series 5 preferred securities (CUSIP No. 80281R508 and ISIN No. US80281R5081). The Issuer is offering to issue the exchange Series 5 preferred securities to satisfy its obligations contained in the registration rights agreement entered into when the restricted Series 5 preferred securities were sold in transactions permitted by Rule 144A under the Securities Act and therefore not registered with the SEC. For procedures for tendering, see “The Exchange Offer.”

Tenders, Exchange Offer Expiry Date, Withdrawal
The exchange offer will expire at 5:00 p.m. New York City time on January 16, 2008, unless it is extended. If you decide to exchange your restricted Series 5 preferred securities for exchange Series 5 preferred securities, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the exchange Series 5 preferred securities. If you decide to tender your restricted Series 5 preferred securities in the exchange offer, you may withdraw them at any time prior to 5:00 p.m. New York City time on January 16, 2008. If the Issuer decides for any reason not to accept any restricted Series 5 preferred securities for exchange, your restricted Series 5 preferred securities will be returned to you without expense to you promptly after the exchange offer expires.

Material U.S. Federal Income Tax Consequences
Your exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes.  See “Taxation—Material U.S. Federal Income Tax Considerations” for the tax consequences of the exchange of restricted Series 5 preferred securities and the ownership of exchange Series 5 preferred securities.

Spanish Tax Consequences
The exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities may give rise to imputed income under Spanish tax law.  If the tax certification and exchange agent (the “Tax Certification and Exchange Agent”) does not receive on your behalf the beneficial owner identity and residence information required by Spanish tax law and set forth in Annex B (the “Beneficial Owner Exchange Information”), the Issuer and Guarantor will withhold Spanish withholding tax from the relevant distribution payment on your preferred securities as to which the required Beneficial Owner Exchange Information has not been provided at the rate of 18% of any such imputed income, and, if the amount of such distribution is insufficient to fund such withholding tax, your exchange Series 5 preferred securities will be sold to the extent necessary to fund such withholding tax. See “The Exchange Offer—Exchange Withholding Tax”, “Taxation—Spanish Tax Considerations” and Article II of Annex A.

Use of Proceeds	The Issuer will not receive any proceeds from the issuance of the exchange Series 5 preferred securities in the exchange offer.

Tax Certification and Exchange Agent	Acupay is the Tax Certification and Exchange Agent for the exchange offer.

Failure to Tender Your restricted Series 5 preferred securities
If you fail to tender your restricted Series 5 preferred securities in the exchange offer, you will not have any further rights under the registration rights agreement, including any right to require the Issuer to register your restricted Series 5 preferred securities or to pay you distributions at a higher rate.

We believe that you will be able to resell the exchange Series 5 preferred securities without registering them with the SEC if you meet the requirements described below.

Based on interpretations by the SEC’s staff in no-action letters issued to third parties, we believe that exchange Series 5 preferred securities issued in exchange for restricted Series 5 preferred securities in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the exchange Series 5 preferred securities under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving securities for your own account, so long as:

•	you are not one of the Issuer’s or Guarantor’s “affiliates”, which is defined in Rule 405 of the Securities Act;

•	you acquire the exchange Series 5 preferred securities in the ordinary course of your business;

•	you do not have any arrangement or understanding with any person to participate in the distribution of the exchange Series 5 preferred securities; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange Series 5 preferred securities.

If you are an affiliate of the Issuer, the Guarantor, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of exchange Series 5 preferred securities acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC’s staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you are a broker-dealer and receive exchange Series 5 preferred securities for your own account in the exchange offer:

•	you must represent that you do not have any arrangement with the Issuer, the Guarantor or any affiliate of the Issuer or the Guarantor to distribute the exchange Series 5 preferred securities;

•
you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange Series 5 preferred securities you receive from the Issuer in the exchange offer. By so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act; and

•
you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange Series 5 preferred securities received in exchange for restricted Series 5 preferred securities acquired by you as a result of market-making or other trading activities.

For a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

Summary Consolidated Financial Data

The consolidated financial information presented below has been extracted or derived from our consolidated financial statements as of and for the periods ended December 31, 2004, 2005, 2006 and for the six-month period ended June 30, 2007, prepared in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.

Results for past periods are not necessarily indicative of results that may be expected for any future period, and results for the six-month period ended June 30, 2007 are not necessarily indicative of results that may be expected for the entire year ended December 31, 2007 or any other period.

As of and for the Year Ended December 31,			As of and for the Six-Months Ended June 30,
2006	2005	2004	2007
Consolidated Income Statement Data:

Interest and similar income	36,840,896	33,098,866	17,444,350	21,426,190
Interest expense and similar charges	(24,757,133)	(22,764,963)	(10,271,884)	(14,293,334)
Income from equity instruments	404,038	335,576	389,038	283,702
Net interest income	12,487,801	10,669,479	7,561,504	7,416,558
Share of results from entities accounted for by the equity method	426,921	619,157	449,036	159,800
Net fees and commissions (1)	7,223,264	6,256,312	4,727,232	4,153,824
Insurance activity income	297,851	226,677	161,374	189,121
Gains on financial transactions (2)	2,179,537	1,561,510	1,099,795	1,287,842
Gross income	22,615,374	19,333,135	13,998,941	13,207,145
Net income from non-financial activities (3)	118,913	156,178	118,308	77,209
Other operating expenses, net (4)	(119,352)	(89,540)	(61,974)	(69,918)
General administrative expenses	(10,095,417)	(9,473,116)	(6,790,485)	(5,396,907)
Personnel	(6,045,447)	(5,675,740)	(4,296,171)	(3,190,329)
Other general and administrative expenses	(4,049,970)	(3,797,376)	(2,494,314)	(2,206,578)
Depreciation and amortization	(1,150,770)	(1,017,335)	(834,112)	(624,238)
Net operating income	11,368,748	8,909,322	6,430,678	7,193,291
Impairment losses (net)	(2,550,459)	(1,801,964)	(1,847,294)	(1,545,193)
Net gains on disposal of investments in associates (5)	271,961	1,298,935	30,891	6,334
Net results on other disposals, provisions, and other income (6)	59,767	(606,618)	(227,002)	306,190
Profit before tax	9,150,017	7,799,675	4,387,273	5,960,622
Income tax	(2,293,638)	(1,274,738)	(525,824)	(1,233,802)
Profit from continuing operations	6,856,379	6,524,937	3,861,449	4,726,820
Profit from discontinued operations	1,389,374	224,833	134,785	-
Consolidated profit for the year	8,245,753	6,749,770	3,996,234	4,726,820
Profit attributed to minority interests	649,806	529,666	390,364	268,450
Profit attributed to the Group	7,595,947	6,220,104	3,605,870	4,458,370

Per Share Information:
Average number of shares (thousands) (7)	6,248,376	6,240,611	4,950,498	6,241,449
Basic earnings per share (in euros)	1.2157	0.9967	0.7284	0.7143
Basic earnings per share – continued operations (in euros)	1.0271	0.9735	0.7122	0.7143
Diluted earnings per share (in euros)	1.2091	0.9930	0.7271	0.7110
Dividends paid (in euros) (8)	0.52	0.42	0.33	0.12
Dividends paid (in US$) (8)	0.65	0.49	0.39	0.17

	As of and for the Year Ended December 31,			As of and for the Six-Months Ended June 30,
	2006	2005	2004	2007
Consolidated Balance Sheet Data:

Total assets	833,872,715	809,106,914	664,486,300	885,603,464
Loans and advances to credit institutions (9)	60,174,538	59,773,022	58,379,774	65,748,349
Loans and advances to customers (net) (9)	523,345,864	435,828,795	369,350,064	552,685,611
Investment Securities (10)	136,760,433	203,938,360	138,753,764	138,454,447
Investments: Associates	5,006,109	3,031,482	3,747,564	4,949,471

Liabilities
Deposits from central banks and credit institutions (11)	113,035,937	148,622,407	83,750,339	109,207,216
Customer deposits (11)	331,222,601	305,765,280	283,211,616	333,977,208
Debt securities (11)	204,069,390	148,840,346	113,838,603	239,148,957

Capitalization
Guaranteed Subordinated debt excluding preferred securities (12)	11,186,480	8,973,699	9,369,939	12,955,618
Secured Subordinated debt	–	–	508,039	–
Other Subordinated debt	12,399,771	13,016,989	12,300,179	11,507,539
Preferred securities (12)	6,836,570	6,772,768	5,292,016	7,364,674
Preferred shares (12)	668,328	1,308,847	2,124,222	664,020
Minority interest (including net income of the period)	2,220,743	2,848,223	2,085,316	2,303,927
Stockholders’ equity (13)	44,851,559	39,778,476	34,414,942	45,842,510
Total capitalization	78,163,451	72,699,002	66,094,652	80,638,288
Stockholders’ Equity per Share (13)	7.18	6.37	6.95	7.34

Other managed funds
Mutual funds	119,838,418	109,480,095	97,837,724	133,774,138
Pension funds	29,450,103	28,619,183	21,678,522	31,628,838
Managed portfolio	17,835,031	14,746,329	8,998,388	20,808,774
Total other managed funds	167,123,552	152,845,607	128,514,634	186,211,750

Consolidated Ratios
Profitability Ratios:
Net Yield (14)	1.67%	1.68%	2.21%	1.82%
Efficiency ratio (15)	48.53%	52.82%	52.76%	44.38%
Return on average total assets (ROA)	1.00%	0.91%	1.01%	1.10%
Return on average stockholders’ equity (ROE)	21.39%	19.86%	19.74%	22.57%
Capital Ratio:
Average stockholders’ equity to average total assets	4.36%	4.24%	4.62%	4.60%
Ratio of earnings to fixed charges (16)
Excluding interest on deposits	1.77%	1.82%	1.90%	1.82%
Including interest on deposits	1.35%	1.31%	1.39%	1.40%

Credit Quality Data
Allowances for impaired assets (excluding country-risk)	8,626,937	7,902,225	6,813,354	9,056,109
Allowances for impaired assets as a percentage of total loans	1.62%	1.78%	1.81%	1.61%
Impaired assets (17)	4,607,547	4,341,500	4,114,691	5,353,641
Impaired assets as a percentage of total loans	0.87%	0.98%	1.09%	0.95%
Allowances for impaired assets as a percentage of impaired assets	187.23%	182.02%	165.59%	169.16%
Net loan charge-offs as a percentage of total loans	0.34%	0.23%	0.16%	0.18%

(1)	Equals “Fee and commission income” less “Fee and commission expense” as stated in our consolidated financial statements.

(2)	Equals the sum of “Gains/losses on financial assets and liabilities (net)” and “Exchange differences (net)” as stated in our consolidated financial statements.

(3)	Equals the sum of “Sales and income from the provision of non-financial services” and “Cost of sales” as stated in our consolidated financial statements.

(4)	Equals the sum of “Other operating income” and “Other operating expenses” as stated in our consolidated financial statements.

(5)	Equals the sum of “Other gains: Gains on disposal of investments in associates” and “Other losses: Losses on disposal of investments in associates” as stated in our consolidated financial statements.

(6)
Includes “Provisions (net)”, “Finance income from non-financial activities”, “Finance expense from non-financial activities”, “Other gains: Gains on disposal of tangible assets”, “Other gains: Other”, “Other losses: Losses on disposal of tangible assets” and “Other losses: Other” as stated in our consolidated financial statements.

(7)	Average number of shares have been calculated on the basis of the weighted average number of shares outstanding in the relevant period, net of treasury stock.

(8)
Dividends paid during the six months ended June 30, 2007 and 2006 include the first interim dividend for 2007 and 2006, respectively, because although they were paid in July they were announced during the first six months of the year.

(9)
Equals the sum of the amounts included under the headings “Financial assets held for trading”, “Other financial assets at fair value through profit or loss” and “Loans and receivables” as stated in our consolidated financial statements.

(10)
Equals the amounts included as “Debt instruments” and “Other equity instruments” under the headings “Financial assets held for trading”, “Other financial assets at fair value through profit or loss”, “Available-for-sale financial assets” and “Loans and receivables” as stated in our consolidated financial statements.

(11)
Equals the sum of the amounts included under the headings “Financial liabilities held for trading”, “Other financial liabilities at fair value through profit or loss” and “Financial liabilities at amortized cost”.

(12)	In our consolidated financial statements preferred securities are included under “Subordinated liabilities” and preferred shares are stated as “Equity having the substance of a financial liability”.

(13)
Equals the sum of the amounts included at the end of each year as “Own funds” and “Valuation adjustments” as stated in our consolidated financial statements.  We have deducted the book value of treasury stock from stockholders’ equity.

(14)
Net yield is the total of net interest income (including dividends on equity securities) divided by average earning assets.  See “Item 2 Selected Statistical Information—Assets—Earning Assets—Yield Spread”.

(15)
Efficiency ratio equals the sum of “General administrative expenses from financial activities” and “Depreciation and amortization costs” less “Offsetting fees”, divided by the sum of “Gross income” and “Net income from non-financial activities” less “General administrative expenses from non-financial activities”.

(16)
For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxation and minority interests plus fixed charges and after deduction of the unremitted pre-tax income of companies accounted for by the equity method.  Fixed charges consist of total interest expense, including or excluding interest on deposits as appropriate, and the proportion of rental expense deemed representative of the interest factor. Fixed charges include dividends and interest paid on preferred shares.

(17)
Impaired assets reflect Bank of Spain classifications.  Such classifications differ from the classifications applied by U.S. banks in reporting loans as non-accrual, past due, restructured and potential problem loans.  See “Item 4. Information on the Company—B. Business Overview—Financial Management and Equity Stakes—Classified Assets—Bank of Spain Classification Requirements” in our 2006 Form 20-F.

THE EXCHANGE SERIES 5 PREFERRED SECURITIES

The terms of the exchange Series 5 preferred securities are identical in all material respects to the terms of the restricted Series 5 preferred securities, except that the exchange Series 5 preferred securities have been registered under the Securities Act, and the transfer restriction and registration rights relating to the restricted Series 5 preferred securities do not apply to the exchange Series 5 preferred securities. The following summary contains basic information about the exchange Series 5 preferred securities and the restricted Series 5 preferred securities. It is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange Series 5 preferred securities, see “Description of exchange Series 5 preferred securities.”

Issuer	Santander Finance Preferred, S.A. Unipersonal

Guarantor	Banco Santander, S.A.

The exchange Series 5 preferred securities
Up to 24,000,000 6.50% Non-Cumulative Guaranteed Series 5 Preferred Securities, par value $25 per security of Santander Finance Preferred, S.A. Unipersonal, which have been registered under the Securities Act (CUSIP No. 80281RAA0 and ISIN No. US80281RAA05).

Distribution Payment Dates	January 31, April 30, July 31 and October 31 of each year, commencing January 31, 2008.

Liquidation Preference	$25.00

Redemption Price	$25.00

Guarantee
The Guarantor will fully and unconditionally guarantee the payment of Distributions, the Liquidation Distribution and the Redemption Price with respect to the exchange Series 5 preferred securities. See “Description of the Guarantee.”

Ranking
The exchange Series 5 preferred securities will rank (a) junior to all liabilities of the Issuer including subordinated liabilities, (b) pari passu with each other and with any other series of Preferred Securities of the Issuer and (c) senior to the Issuer’s ordinary shares. The Guarantee will rank (a) junior to all liabilities of the Guarantor, including subordinated liabilities (other than any guarantee or contractual right expressly ranking equally with or subordinated to the Guarantee) (b) pari passu with the most senior Preferred Securities issued by the Guarantor and any obligations of the Guarantor under any guarantee issued by it relating to any Preferred Securities issued by any Subsidiary; and (c) senior to the Guarantor’s ordinary shares.

“Preferred Securities” means (as the case may be) any preferred securities (participaciones preferentes)

issued under Spanish Law 13/1985, or other securities or instruments equivalent to preferred securities issued by the Issuer, or by any other subsidiary of the Guarantor which are entitled to the benefit of a guarantee ranking pari passu with the Guarantor’s obligations under the Guarantee, or any such securities or instruments issued by the Guarantor and ranking pari passu with the Guarantor’s obligations under the Guarantee.

Clearance and settlement
The exchange Series 5 preferred securities will be issued in book-entry form through the facilities of DTC for the accounts of its participants and will trade in DTC’s same day funds settlement system. Beneficial interests in exchange Series 5 preferred securities held in book-entry form will not be entitled to receive physical delivery of certificated notes, except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Description of exchange Series 5 preferred securities.”

Spanish Withholding Tax Requirements
Under current Spanish laws and regulations, distributions made to a holder of the exchange Series 5 preferred securities by the Issuer will not be subject to taxation in Spain and no withholding tax will be required on such distribution, except in the case of distributions to (a) individual holders who are resident for tax purposes in Spain; (b) holders who receive payments through a Tax Haven (as defined in Royal Decree 1080/1991, of 5th July, as amended); and (c) holders who fail to comply with the tax certification procedures described in detail in Annexes A and B.  In the case of (a), (b), or (c), the Issuer and Guarantor will withhold Spanish withholding tax at the rate of 18% from any payment in respect of the exchange Series 5 preferred securities, including in connection with any imputed income arising from an exchange.  For a discussion of the tax consequences of, and limitations on, the payment of additional amounts with respect to any withholding taxes, see “Taxation—Spanish Tax Considerations.”

Listing
Application will be made to list the exchange Series 5 preferred securities on the New York Stock Exchange. The restricted Series 5 preferred securities are currently listed on the London Stock Exchange and, upon exchange for exchange Series 5 preferred securities, the restricted Series 5 preferred securities will continue to be so listed unless all of the restricted Series 5 preferred securities are exchanged for exchange Series 5 preferred securities, in which case, the restricted Series 5 preferred securities will be delisted from the London Stock Exchange.

Paying Agent	The Bank of New York.

RISK FACTORS

You should carefully consider all of the information contained in this prospectus prior to making a decision to tender your restricted Series 5 preferred securities in the exchange offer. In particular, we urge you to carefully consider the information set forth under “Risk Factors” in this prospectus and in Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2006 for a discussion of risks and uncertainties relating to us, our business, the exchange Series 5 preferred securities, and the decision whether to tender your restricted Series 5 preferred securities in the exchange offer.

SUMMARY FINANCIAL INFORMATION

Please refer to Items 3.A and Item 8 of our 2006 Form 20-F and to Item 1 and Item 7 of our June 30, 2007 Form 6-K.

RISK FACTORS

For a detailed discussion of the risk factors affecting our business, please also see Item 3.D entitled “Risk Factors” in our 2006 Form 20-F.

The Issuer and the Guarantor are required to provide certain information relating to beneficial owners to the Spanish tax authorities. The Issuer and the Guarantor, as the case may be, will withhold Spanish withholding tax from any payment in respect of the Series 5 preferred securities as to which the required Beneficial Owner Information has not been provided, including in connection with any imputed income arising from an exchange of the restricted Series 5 preferred securities for the exchange Series 5 preferred securities under this exchange offer.

Under Spanish Law 13/1985 (as amended by Law 19/2003 and Law 23/2005) and Royal Decree 2281/1998, as amended by Royal Decree 1778/2004 (which will be replaced by Royal Decree 1065/2007 as of January 1, 2008), the Issuer and the Guarantor are required to provide certain information relating to beneficial owners to the Spanish tax authorities. This information includes the identity and country of residence of each beneficial owner that receives a payment on the Series 5 preferred securities or obtains imputed income deriving from the exchange of restricted Series 5 preferred securities for exchange preferred securities under an exchange offer, including, any imputed income that may arise from the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities under this exchange offer, and must be obtained with respect to each distribution record date or exchange offer expiry date, as the case may be, by the fourth New York Business Day before the relevant distribution record date or the exchange offer expiry date, as the case may be, or, under certain circumstances, by 9:45 a.m. (New York City time) on the fourth New York Business Day following the relevant distribution record date or exchange offer expiry date, as the case may be, and filed by the Issuer and the Guarantor with the Spanish tax authorities on an annual basis. “New York Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in The City of New York are required or authorized by law, regulation or executive order to close. If DTC or the direct or indirect participants in DTC fail for any reason to provide the Issuer and the Guarantor (through Acupay) with the required information described under “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities” in respect of the beneficial owner of any of the Series 5 preferred securities, the Issuer or the Guarantor, as the case may be, will be required to withhold tax and will pay distributions in respect of such Series 5 preferred securities net of the withholding tax applicable to such payments and any income imputed in connection with any exchange of the Series 5 preferred securities (currently at the rate of 18%). In the event that the amount of the withholding tax to be collected in connection with the exchange of the Series 5 preferred securities exceeds the amount of the distribution (net of withholding applicable to that distribution) immediately following such exchange, the securities issued in the exchange may be withheld from delivery by the Issuer or an agent on its behalf and, to the extent necessary, sold in order to generate proceeds sufficient to satisfy such withholding tax.  See Annex A.  The proceeds realized from such a sale may be less than the proceeds that you would realize were you to sell the Series 5 preferred securities yourself or were such Series 5 preferred securities to be sold at another time. If withholding occurs due to failure to provide the required tax information through Acupay, affected beneficial owners would have to either follow the quick refund procedure or apply directly to the Spanish tax authorities for any refund to which they may be entitled. See “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities”. The Issuer and the Guarantor will not pay any additional amounts with respect to any such withholding.

As of the date of this prospectus, the imputed income for Spanish tax purposes that would arise were this exchange offer to expire on the date hereof would be US$             per US$1,000 aggregate liquidation preference of preferred securities exchanged.

The Issuer and the Guarantor have agreed to provide certain procedures arranged by Acupay and DTC to facilitate the collection of information concerning the identity and residence of beneficial owners through the relevant participants in DTC. If the agreed procedures prove ineffective or if the relevant participants in DTC fail to provide and verify the required information as of each Distribution Record Date, the Issuer or the Guarantor, as the case may be, will withhold at the then-applicable rate (currently 18%) from any payment in respect of the Series 5 preferred securities as to which the agreed procedures prove ineffective or have not been followed including in connection with any imputed income arising from an exchange of the restricted Series 5 preferred securities for the exchange Series 5 preferred securities, and neither the Issuer nor the Guarantor will pay any additional amounts with respect to any such withholding.

The delivery of the required beneficial owner identity and country of residence information must be made through the relevant direct or indirect participants in DTC in accordance with the procedures set forth under “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities”. Each such DTC participant must provide the required information in respect of all of the beneficial owners holding interests through such participant as of each Distribution Record Date, and neither the Issuer nor the Guarantor shall be responsible for any DTC participant’s failure to do so. Such failure may arise as a result of the failure of an indirect DTC participant holding through a direct DTC participant to provide the necessary information in a timely manner. In the event of any error in a direct DTC participant’s compliance with these procedures, Acupay will seek to notify such direct DTC participant of any deficiencies in the information provided by such direct DTC participant, and in the event such direct DTC participant fails to correct such deficiencies in a timely manner, the Issuer or the Guarantor, as the case may be, will withhold at the then-applicable rate from any payment in respect of the Series 5 preferred securities including in connection with any imputed income arising from an exchange of the restricted Series 5 preferred securities for the exchange Series 5 preferred securities held through such direct DTC participant. Neither the Issuer nor the Guarantor will pay any additional amounts with respect to any such withholding. In order to obtain a refund of any amounts withheld, affected beneficial owners will have to either follow the quick refund procedure or apply directly to the Spanish tax authorities for any refund to which they may be entitled, as described under “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities”, and neither the Issuer nor the Guarantor shall be responsible for any damage or loss incurred by beneficial owners in connection with such procedures.

The Series 5 preferred securities may be subject to certain Spanish taxation if they are not listed on an Organized Market in an OECD Country.

If the Series 5 preferred securities are not listed on an organized market in an OECD country on any Distribution Record Date, distributions to beneficial owners not resident in Spain for tax purposes in respect of the Series 5 preferred securities may be subject to withholding tax, and if the Series 5 preferred securities are not so listed at any year end, Spanish Net Wealth Tax may apply.  See “Taxation—Spanish Tax Considerations—Tax Rules for preferred securities not Listed on an Organized Market in an OECD Country.”  The Issuer intends to make application for the exchange Series 5 preferred securities to be traded on the New York Stock Exchange but no assurances can be given that such listing will be completed by any Distribution Record Date or year end.

Distributions on the preferred securities are not cumulative.

Distributions on the Series 5 preferred securities are not cumulative. Distributions may not be paid in full, or at all, if the Guarantor does not have sufficient Distributable Profits or if the Guarantor is limited in making payments on its ordinary shares or on other Preferred Securities issued by the Guarantor in accordance with limitations contemplated in the Spanish banking capital adequacy regulations. If Distributions for any distribution period are not paid by reason of the above limitations, investors will not be entitled to receive such Distributions (or any payment under the Guarantee in respect of such Distributions) whether or not funds are or subsequently become available.

The Series 5 preferred securities have no fixed redemption date and investors have no rights to call for redemption of the Series 5 preferred securities.

The Series 5 preferred securities have no fixed final redemption date and holders have no rights to call for the redemption of the Series 5 preferred securities. Although the Series 5 preferred securities may be redeemed at the option of the Issuer on or after January 31, 2017, there are limitations on redemption of the Series 5 preferred securities, including Bank of Spain consent and the availability of sufficient funds to effect redemption.

The Guarantor’s obligations under the Guarantee are limited to the amounts of the payments due under the Series 5 preferred securities.

The Guarantor’s obligation to make payments under the Guarantee is limited to the extent of the amounts due under the Series 5 preferred securities. A distribution will not be paid under the Series 5 preferred securities if the aggregate of such distribution, together with any other distributions previously paid during the then-current fiscal year and proposed to be paid during the then-current distribution period, in each case on or in respect of the Series 5 preferred securities, any Preferred Securities of the Guarantor, or any other Preferred Securities issued by the Issuer or by any other subsidiary of the Guarantor with the benefit of a guarantee of the Guarantor, in each case ranking equally as to participation in profits with the Guarantor’s obligations under the Guarantee, would exceed the Guarantor’s Distributable Profits of the immediately preceding fiscal year. Even if Distributable Profits are sufficient, the Guarantor will not be obligated to make any payment under the Guarantee if under the applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company basis only or on a consolidated basis, the Guarantor would be prevented at such time from making payments on its ordinary shares or on preferred securities issued by the Guarantor. In the event of the liquidation, dissolution or winding-up of the Guarantor or a reduction in the shareholder’s equity of the Guarantor pursuant to article 169 of the Spanish Corporations Law, the Issuer shall be liquidated by the Guarantor, and investors will have no right to seek payment of amounts under the Guarantee that would exceed the amount investors would have been able to receive had investors been investors in directly issued Preferred Securities of the Guarantor and had all other Preferred Securities of the Issuer or of any other subsidiary of the Guarantor been issued by the Guarantor. Under no circumstances does the Guarantee provide for acceleration of any payments on, or repayment of, the Series 5 preferred securities.

The Guarantor is not required to pay investors under the Guarantee unless it first makes other required payments.

The Guarantor’s obligations under the Guarantee will rank junior to all of its liabilities to creditors and claims of holders of senior and subordinated ranking securities. In the event of the winding-up, liquidation or dissolution of the Guarantor, its assets would be available to pay obligations under the Guarantee only after the Guarantor has made all payments on such liabilities and claims.

Your right to receive distributions under the Series 5 preferred securities and the Guarantee is junior to certain other obligations of the Issuer and the Guarantor.

The Series 5 preferred securities and the Guarantee will be, respectively, the Issuer’s and the Guarantor’s unsecured obligations, and will rank junior to any of the Issuer’s and the Guarantor’s present and future senior and subordinated indebtedness.

As of June 30, 2007, the Guarantor had approximately €81,922 million of outstanding unconsolidated indebtedness (including guarantees of subsidiary indebtedness) to which its obligations under the Guarantee of the restricted Series 5 preferred securities will rank junior, and €4,994 million of preferred securities issued by subsidiaries guaranteed by the Guarantor, with which its obligations under the Guarantee of the restricted Series 5 preferred securities will rank pari passu. In addition, the Guarantee is structurally subordinated to all indebtedness of subsidiaries of the Guarantor insofar as any right of the Guarantor, as a shareholder of such subsidiaries, to receive any assets of any of its subsidiaries upon the insolvency, liquidation, dissolution or winding-up or other similar proceeding of any of them will, subject to applicable law, be effectively subordinated to the claims of any such subsidiary’s creditors (including trade creditors and holders of debt or guarantees issued by such subsidiary). As of June 30, 2007, subsidiaries of the Guarantor had an aggregate total of €181,690 million of outstanding indebtedness and €3,034 million of preferred shares not guaranteed by the Guarantor and €52,866 million outstanding indebtedness and €4,994 million of preferred securities guaranteed by the Guarantor.

As of the date of this prospectus, the Issuer did not have any senior or subordinated indebtedness and has issued and outstanding $190 million Series 1 Preferred Securities, €300 million Series 2 Preferred Securities, €200 million Series 3 Preferred Securities, $500 million Series 4 Preferred Securities, $350 million Series 6 Preferred Securities and GBP 250 million Series 7 Preferred Securities which rank pari passu to the Issuer’s obligations under the Series 5 Preferred Securities.

Non-payment of distributions may adversely affect the trading price of the Series 5 preferred securities.

If in the future, payments are limited on the Series 5 preferred securities because the Guarantor has insufficient Distributable Profits, the Series 5 preferred securities may trade at a lower price. If investors sell the Series 5 preferred securities during such a period, investors may not receive the same price as an investor who does not sell its Series 5 preferred securities until sufficient Distributable Profits are available to resume distribution payments. In addition, because the Guarantor’s obligation to make payments under the Guarantee is limited to the extent of the underlying payment obligations on the Series 5 preferred securities which may be limited due to insufficient Distributable Profits, the market price for the Series 5 preferred securities may be more volatile than other securities that do not reflect these limitations.

You may be unable to enforce judgments obtained in U.S. courts against the Issuer or the Guarantor.

All of the Issuer’s directors and substantially all the directors and executive officers of the Guarantor are not residents of the United States, and substantially all the assets of these companies are located outside of the United States. As a consequence, you may not be able to effect service of process on these non-U.S. resident directors and executive officers in the United States or to enforce judgments against them outside of the United States. The Issuer and the Guarantor have been advised by their Spanish counsel that there is doubt as to whether a Spanish court would enforce a judgment of liability obtained in the United States against the Issuer or the Guarantor predicated solely upon the securities laws of the United States. See “Enforceability of Certain Civil Liabilities”.

There may not be a liquid trading market for the exchange Series 5 preferred securities, which could limit your ability to sell your exchange Series 5 preferred securities in the future.

The exchange Series 5 preferred securities are being offered to the holders of restricted Series 5 preferred securities. The exchange Series 5 preferred securities will constitute a new issue of securities for which, prior to the exchange offer, there had been no public market, and the exchange Series 5 preferred securities may not be widely distributed. Accordingly, an active trading market for the exchange Series 5 preferred securities may not develop. If a market for any of the exchange Series 5 preferred securities does develop, the price of such exchange Series 5 preferred securities may fluctuate and liquidity may be limited. If a market for any of the exchange Series 5 preferred securities does not develop, purchasers may be unable to resell such exchange Series 5 preferred securities for an extended period of time, if at all.

Your failure to tender restricted Series 5 preferred securities in the exchange offer may affect their marketability.

If restricted Series 5 preferred securities are tendered for exchange and accepted in the exchange offer, the trading market, if any, for the untendered and tendered but unaccepted restricted Series 5 preferred securities will be adversely affected. Your failure to participate in the exchange offer will substantially limit, and may effectively eliminate, opportunities to sell your restricted Series 5 preferred securities in the future.

Santander Finance issued restricted Series 5 preferred securities in a private placement exempt from the registration requirements of the Securities Act. Accordingly, you may not offer, sell or otherwise transfer your restricted Series 5 preferred securities except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the securities laws, or in a transaction not subject to the securities laws. If you do not exchange your restricted Series 5 preferred securities for exchange Series 5 preferred securities in the exchange offer, or if you do not properly tender your restricted Series 5 preferred securities in the exchange offer, your restricted Series 5 preferred securities will continue to be subject to these transfer restrictions after completion of the exchange offer. In addition, after the completion of the exchange offer, you will no longer be able to obligate us to register the restricted Series 5 preferred securities under the Securities Act.

USE OF PROCEEDS

The Issuer or Guarantor will not receive any cash proceeds from the issuance of the exchange Series 5 preferred securities pursuant to the exchange offer. The exchange Series 5 preferred securities will be exchanged for restricted Series 5 preferred securities as described in this prospectus upon our receipt of restricted Series 5 preferred securities. The Issuer will cancel all of the restricted Series 5 preferred securities surrendered in exchange for the exchange Series 5 preferred securities. Accordingly, the issuance of the exchange Series 5 preferred securities will not generate any proceeds to us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Please refer to Item 5 of our 2006 Form 20-F and to Item 5 of our June 30, 2007 Form 6-K.

BUSINESS

Please refer to Item 4 of our 2006 Form 20-F.

About the Issuer

The Issuer, which is a wholly owned subsidiary of the Guarantor, was incorporated by a public deed executed on February 27, 2004, and registered in the Mercantile Registry of Madrid on March 2, 2004, as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The Issuer was formed to issue preferred securities in various markets and deposit the net proceeds with the Bank. As of the date of this prospectus, the share capital of the Issuer is €150,500 divided into 1,505 ordinary shares of par value €100.00 each, all of them issued and fully paid and each of a single class. The Issuer is a financing vehicle for the Group and has no subsidiary companies. The Issuer has no material assets other than inter-company debt with affiliates. For so long as any preferred securities remain outstanding, the Issuer’s exclusive activities shall be the issuance of preferred securities, the deposit of proceeds of such issuances with the Bank and other activities incidental thereto. With the exception of Spanish reserve requirements which must be met prior to the payment of dividends and provided that dividends may only be distributed out of income for the previous year or out of unrestricted reserves and provided further that the net worth of the Issuer must not, as a result of the distribution, fall below its paid-in share capital (capital social), there are no restrictions on the Guarantor’s ability to obtain funds from the Issuer through dividends, loans or otherwise.

As of the date of this prospectus, the Issuer did not have any senior or subordinated indebtedness and has issued and outstanding $190 million Series 1 Preferred Securities, €300 million Series 2 Preferred Securities, €200 million Series 3 Preferred Securities, $500 million Series 4 Preferred Securities, $600 million Series 5 Preferred Securities, $350 million Series 6 Preferred Securities and GBP 250 million Series 7 Preferred Securities which will rank pari passu among themselves.

The principal office of the Issuer is located in the Guarantor’s principal executive offices at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is +34-91-257-2057.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

EU-IFRS*:

	As of December 31,						As of June 30,
	2004		2005		2006		2007
	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits
Ratio of Earnings to Fixed Charges (1)	1.39	1.90	1.31	1.82	1.35	1.77	1.40	1.82

* The EU-IFRS required to be applied under Bank of Spain’s circular 4/2004.

U.S. GAAP:

	Year end December 31,										As of June 30,
	2002		2003		2004		2005		2006		2007
	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits
Ratio of earnings to fixed charges (2)	1.22	1.61	1.30	1.79	1.38	1.92	1.32	1.85	1.35	1.78	1.38	1.79
Ratio of earnings to combined fixed charges and preferred stock dividends (3)	1.18	1.49	1.26	1.64	1.38	1.92	1.32	1.83	1.35	1.76	1.38	1.78

(1) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxation and minority interests plus fixed charges and after deduction of the unremited pre-tax income of companies accounted for by the equity method. Fixed charges consist of total interest expense, including or excluding interest on deposits as appropriate, and the proportion of rental expense deemed representative of the interest factor. Fixed charges include dividends and interest paid on the preferred shares.

(2) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxation and minority interests, plus fixed charges and after deduction of the unremitted pre-tax income of companies accounted for by the equity method. Fixed charges consist of total interest expense, including or excluding interest on deposits as appropriate, and the proportion of rental expense deemed representative of the interest factor.

(3) For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of income from continuing operations before taxation and minority interest, plus fixed charges and after deduction of the unremitted pre-tax income of companies accounted for by the equity method. Fixed charges consist of total interest expense, including or excluding interest on deposits as appropriate, preferred stock dividend requirements (corresponding to minority interest participation and, accordingly, not eliminated in consolidation), and the proportion of rental expense deemed representative of the interest factor. Preferred stock dividends for any year represent the amount of pre-tax earnings required to pay dividends on preferred stock outstanding during such year. Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 all payments from preferred securities are accounted for as interest expenses and consequently this ratio is not necessary.

CAPITALIZATION

The following table sets forth the capitalization and indebtedness of the Group on an unaudited consolidated basis in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 as of June 30, 2007.  The exchange Series 5 preferred securities will be exchanged for restricted Series 5 preferred securities as described in this prospectus upon our receipt of restricted Series 5 preferred securities. The Issuer will cancel all of the restricted Series 5 preferred securities surrendered in exchange for the exchange Series 5 preferred securities. Accordingly, the issuance of the exchange Series 5 preferred securities will not generate any proceeds to us.

As of June 30, 2007
(millions of Euros)
Actual
Outstanding indebtedness
Short-term indebtedness	22,420
Long-term indebtedness(1)	248,557
Of which: Preferred securities(2)	7,365
Total indebtedness	270,977

Stockholders’ equity
Shares, stated value €0.50 each	3,127
Shares held by consolidated companies	(109)
Reserves	37,249
Dividends	(768)
Valuation adjustments	1,886
Net income attributed to the Group(3)	4,458
Total shareholders’ equity	45,843

Preferred shares	664
Minority interest	2,304

Total capitalization and indebtedness	319,788

(1)	Includes all outstanding bonds, debentures and subordinated debt (including preferred securities) as of June 30, 2007.

(2)
Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, preferred securities, such as the exchange Series 5 preferred securities, are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.

(3)	For the period from January 1, 2007 to June 30, 2007.

The following are the principal transactions made by the Group and its subsidiaries affecting the capitalization of the Group after June 30, 2007:

•	Abbey National Treasury Services issued €98.1 million, HKD200 million, JPY25,170 million, MXN1,965 million and US$120.87 million of senior debt.

•	Banesto Financial Products plc, issued GBP3.5 million, CHF30 million, €176.5 million, JPY6,000 million and US$73,23 million of senior debt.

•	Santander Banespa Cayman issued BRL33.51 million and US$35.41 million of senior debt.

•	Santander International Debt, S.A. Unipersonal issued €2,400 million, GBP125 million and MXN1,100 million of senior debt.

•	Santander Issuances SAU issued €241 million of subordinated debt.

•	Santander Emisora 150, S.A. Unipersonal issued €7,000 million of convertible securities.

•	Banco Santander, S.A. issued €7,000 million of convertible bonds which was subscribed by Santander Emisora 150, S.A.

•	Banco Santander, S.A. issued €400 million of Mortgage Debt.

•	Banco Santander Chile issued UF15.83 million of senior debt.

•	Santander Consumer Finance issued €150 million of Mortgage debt.

•	Santander Finance Preferred, S.A. issued GBP250 million of preferred securities

•	Santander US Debt, S.A.U. issued US$3,000 million of senior debt

•	The Group redeemed CAD275 million, €111,25 million, GBP43,67 million, HKD400 million, JPY2,000 million and US$142.96 million of senior debt issued by Abbey National Treasury Services.

•	The Group redeemed €10 million and JPY500 million of senior debt issued by Abbey National Structured Issued, Ltd.

•	The Group redeemed US$500 million of preferred securities issued by Abbey National, Plc.

•	The Group redeemed US$10 million of senior debt issued by Banco Rio de le Plata.

•	The Group redeemed US$78.04 million of subordinated debt issued by Banco Santander Chile.

•	The Group redeemed €1,250 million of senior debt issued by Banco Español de Crédito, S.A.

•	The Group redeemed €44 million of senior debt issued by Banesto Issuances Ltd.

•	The Group redeemed €64.36 million of senior debt issued by Banesto Financial Products Plc.

•	The Group redeemed US$125 million of preferred securities issued by Pinto Totta Int. Finance.

•	The Group redeemed US$125 million of subordinated debt issued by Banco Santander Totta, S.A.

•	The Group redeemed US$60 million and BRL90.80 million of senior debt issued by Santander Banespa Cayman.

•	The Group redeemed DEM300 million of senior debt issued by Santander International Limited Cayman.

•	The Group redeemed €650 million and CAD300 million of senior debt issued by Santander Int. Debt, S.A.U.

•	The Group redeemed €100 million of senior debt issued by Santander International Debt, S.A.U.

•	The Group redeemed US$931 million and €3,000 million of Mortgage debt issued by Banco Santander, S.A.

•	The Group redeemed US$1,500 million of senior debt issued by Santander US Debt, S.A.U.

•	The Group redeemed €7.67 million of subordinated debt issued by CC-Bank AG.

•	On August 1, 2007, the Guarantor paid a first dividend on account of the earnings for the 2007 fiscal year in the gross amount of €0.12294 per share.

•	On September 25, 2007, the Guarantor announced that it will pay on November 1, 2007 a second dividend on account of the earnings for the 2007 fiscal year in the gross amount of €0.12294 per share.

As of June 30, 2007, Banco Santander’s paid-in share capital was €3,127,148,289.50, represented by a single class of 6,254,296,579 book-entry Banco Santander shares with a nominal value of €0.50 each. Banco Santander’s share capital has not changed since that date.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

Please refer to Item 3.A and Item 8 of our 2006 Form 20-F and to Item 1 and Item 7 of our June 30, 2007  Form 6-K.

RECENT DEVELOPMENTS
Update on acquisition of ABN AMRO

On October 10, 2007, Santander, together with the Royal Bank of Scotland Group plc, Fortis N.V. and Fortis S.A./N.V. (collectively, the “Banks”) and through RFS Holdings B.V., a company newly incorporated by the Banks for the purpose of making the offers referred to below, declared wholly unconditional the offer for ABN AMRO ordinary shares and ABN AMRO ADSs (the “Ordinary Shares Offer”) and the offer for ABN AMRO Formerly Convertible Preference Shares (the “Preference Shares Offer”, and, together with the Ordinary Shares Offer, the “Offers”). Settlement of the Offers with respect to the ordinary shares and ADSs tendered in the initial acceptance period will take place on October 17, 2007. As at October 10, 2007, the date on which the Offers were declared unconditional, 1,590,342,964 ABN AMRO ordinary shares (including ordinary shares underlying 35,341,532 ABN AMRO ADSs), representing approximately 85% of ABN AMRO ordinary shares, have been tendered under the Ordinary Shares Offer or will otherwise be contributed by the Banks to RFS Holdings. If all remaining ABN AMRO ordinary shares, ADSs and Formerly Convertible Preference Shares (collectively, the “ABN AMRO Shares”) are tendered, Santander’s total share of the aggregate purchase price for 100% of the ABN AMRO Shares will be approximately €19.8 billion. Holders of ABN AMRO Shares who did not accept the Offers during the initial acceptance period will have the opportunity to tender their ABN AMRO Shares in the subsequent offer period that will expire at 3.00 pm (Amsterdam time) / 9:00 am (New York City time) on 31 October 2007 for the same consideration and pursuant to the terms set out in the offer documentation.

A process to separate ABN AMRO businesses for their subsequent integration into the Banks has now commenced  Upon completion of the allocation of ABN AMRO business units among the Banks, Santander will own Banco Real and the rest of ABN AMRO’s Business Unit Latin America including Banco Real in Brazil and excluding wholesale clients outside Brazil (“Latin America Business Unit”) and Banca Antoniana Popolare Veneta (“Antonveneta”). All these assets will be globally consolidated into Grupo Santander.

Completion of this allocation of assets is subject to approval by, among other regulators, the Dutch central bank, De Nederlandsche Bank N.V. (“DNB”), and is expected to occur in the first half of 2008, although no assurances can be given that the allocation will not be delayed or modified by the DNB or another regulator.

The Banks announced on October 4, 2007 an offer of €0.59 in cash for each Depository Receipt representing ABN AMRO Holding N.V. Convertible Financing Preference Shares. (the “Depository Receipts Offer”).    The Depository Receipts Offer will expire at 3:00 pm Amsterdam time (9:00 am New York City time) on October 30, 2007, unless it is extended or withdrawn.

According to publicly available information on ABN AMRO, the Latin America Business Unit reported business operations in nine countries in Latin America and in the Caribbean, but the substantial majority of its assets is in Brazil with Banco Real. The Latin America Business Unit reported total assets of €27.9 billion at December 31, 2006 and a profit for the year ended December 31, 2006 of €602 million, although both of these amounts include the contribution of wholesale clients outside Brazil, the magnitude of which is unknown to us. The Latin America Business Unit reported having 2,153 branches and offices at December 31, 2006. Antonveneta had total assets of €51.5 billion at December 31, 2006 and earned a net profit of €192 million in the year ended December 31, 2006. Antonveneta operates principally in the Northeast of Italy and reported 1,014 branches and offices at December 31, 2006. The information set forth in this paragraph is based solely on the SEC filings of ABN AMRO and has not been verified by us. Accordingly, we cannot assure you that the information is correct.

Payment of Santander’s share of the purchase price for the ABN AMRO Shares has been financed  from cash available to the Bank.

Finally, ABN AMRO and the Banks announced on October 11, 2007, certain nominations in ABN AMRO’s corporate bodies and management structure. Such nominations, which include three representatives of Santander, are subject, among other requirements, to their approval by the next Extraordinary General Meeting of shareholders of ABN AMRO which has already been convened to be held on November 1, 2007.

THE EXCHANGE OFFER

In a registration rights agreement dated January 31, 2007 entered into by and among the Issuer, the Guarantor and the initial purchaser of the restricted Series 5 preferred securities (the “Registration Rights Agreement”) agreed, for the benefit of the holders of the restricted Series 5 preferred securities, at the Issuer’s and Guarantor’s cost, to:

•
use the Issuer’s and the Guarantor’s reasonable best efforts to prepare and, as soon as practicable within 180 days following January 31, 2007, file with the SEC an exchange offer registration statement, or the Exchange Offer Registration Statement, with respect to a proposed exchange offer and the issuance and delivery to the holders, in exchange for the restricted Series 5 preferred securities, of exchange Series 5 preferred securities having terms identical in all material respects to the restricted Series 5 preferred securities including the full, unconditional and irrevocable guarantee by the Guarantor, except that the exchange Series 5 preferred securities would not contain terms with respect to transfer restrictions and would not provide for liquidated damages under certain circumstances described in the registration rights agreement;

•	use the Issuer’s and the Guarantor’s reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 270 days of January 31, 2007;

•	use the Issuer’s and the Guarantor’s reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the exchange offer;

•	use the Issuer’s and the Guarantor’s reasonable best efforts to cause the exchange offer to be completed not later than 300 days following January 31, 2007; and

•
provided that the exchange Series 5 preferred securities meet the minimum listing requirements of the New York Stock Exchange at the time an Exchange Offer Registration Statement is declared effective, use the Issuer’s and the Guarantor’s reasonable best efforts to list the exchange Series 5 preferred securities on the New York Stock Exchange within 30 days following an Exchange Offer Registration Statement being declared effective.

The registration rights agreement further provides that, if applicable interpretations of the staff of the SEC do not permit the Issuer and the Guarantor to effect the exchange offer, the Issuer and the Guarantor may elect to file with the SEC a shelf registration statement relating to resales of the restricted Series 5 preferred securities and solicit that such shelf registration be declared effective and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all restricted Series 5 preferred securities covered by the shelf registration statement have been sold.

The registration rights agreement also provides that, if a registration default, which means one of the following events, occurs: (i) the Exchange Offer Registration Statement is not declared effective on or prior to the 270th calendar day following January 31, 2007; (ii) the exchange offer is not completed on or prior to the 365th calendar day following January 31, 2007 and a shelf registration statement with respect to the restricted Series 5 preferred securities is not declared effective on or prior to the 365th calendar day following January 31, 2007; or (iii) provided that the exchange Series 5 preferred securities meet the minimum listing requirements of the New York Stock Exchange at the time a registration statement is declared effective, the exchange Series 5 preferred securities are not listed on the New York Stock Exchange on or prior to the 30th calendar day after a registration statement has been declared effective; liquidated damages shall be payable in respect of outstanding Series 5 preferred securities at the rate of (x) one-quarter of one percent (0.25%) per annum upon the occurrence of any registration default on or after the 270th calendar day following January 31, 2007 and (y) one-half of one percent (0.50%) per annum upon the occurrence of any registration default on or after the 365th calendar day following January 31, 2007; provided, however, that the maximum aggregate amount of such liquidated damages will in no event exceed one-half of one percent (0.50%) per annum in respect of all registration defaults occurring at any one time.  To the extent that liquidated damages have become payable due to the occurrence of one of the registration defaults, then immediately following (1) the exchange offer, or (2) the effectiveness of a shelf registration, or (3) the listing of the exchange Series 5 preferred securities, as the case may be (such event referred to in clauses (1) through (3) above, a “registration remedy”), then the accrual of liquidated damages with respect to that particular registration default will cease.  Upon the earlier of the implementation of all necessary registration remedies or the date on which the exchange securities are eligible for sale pursuant to Rule 144(k) under the Securities Act or any successor provision, the accrual of liquidated damages will cease.

If the shelf registration statement is unusable by the holders for any reason for more than 60 days in the aggregate in any 365-day period, then liquidated damages shall be payable in respect of outstanding the restricted Series 5 preferred securities at the rate of 0.50% per annum, beginning on the 61st day that the shelf registration statement ceased to be usable; provided, however, the maximum aggregate amount of such liquidated damages payable (inclusive of any liquidated damages that are payable in respect of registration defaults) will in no event exceed one-half of one percent (0.50%) per annum.  Upon the shelf registration statement once again becoming available for use, liquidated damages will cease to be payable.  Liquidated damages shall be computed based on the actual number of days elapsed in each period for which liquidated damages are payable.

This description of the registration rights agreement is only a summary; you should refer to the registration rights agreement for a complete description of our obligations and your rights. The registration rights agreement is filed as an exhibit to this prospectus. See “Where You Can Find More Information” for information about obtaining SEC filings. The registration rights agreement is also available upon request made by writing or calling us at the address and phone number provided under “Prospectus Summary.”

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of restricted Series 5 preferred securities in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

London Stock Exchange Undertakings

The London Stock Exchange has been informed of the commencement of the exchange offer and notice of the commencement of the exchange offer will be published in the Financial Times, a leading English language daily newspaper of general circulation in the United Kingdom.  You may obtain documents relating to the exchange offer at the offices of the Tax Certification and Exchange Agent in London, Acupay System LLC, located at First Floor 28 Throgmorton Street, London EC2N 2AN.  We will notify the London Stock Exchange of the results of the exchange offer as soon as it has been completed and will simultaneously publish such notice in a leading English language daily newspaper of general circulation in the United Kingdom (which is expected to be the Financial Times).

Terms of the Exchange Offer; Period for Tendering restricted Series 5 preferred securities

This prospectus contains the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus, the Issuer will accept for exchange, restricted Series 5 preferred securities which are properly tendered on or prior to the Exchange Offer Expiry Date, unless you have previously withdrawn them.

•
When you tender to the Issuer restricted Series 5 preferred securities as provided below, including by causing the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be deemed to represent and warrant to the Issuer that you have read and agree to all of the terms and conditions of the exchange offer, and the Issuer’s acceptance of the restricted Series 5 preferred securities will constitute a binding agreement between you and the Issuer upon the terms and subject to the conditions in this prospectus.

•	For each restricted Series 5 preferred security surrendered to the Issuer in the exchange offer, the Issuer will give you one exchange Series 5 preferred security.

•
The Issuer will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that the Issuer first mails notice of the exchange offer to the holders of the restricted Series 5 preferred securities. Acupay, on behalf of the Issuer, is sending this prospectus on or about the date of this prospectus to DTC, to DTC participants holding the restricted Series 5 preferred securities as of that date and to all known holders of restricted Series 5 preferred securities as of that date.

•
The exchange offer expires at 5:00 p.m., New York City time, on January 16, 2008; provided, however, that the Issuer, in its sole discretion, may extend the period of time for which the exchange offer is open. The term “Exchange Offer Expiry Date” means 5:00 p.m., New York City time, on January 16, 2008 or, if extended by us, the latest time and date to which the exchange offer is extended.

•
As of the date of this prospectus, $600,000,000.00 in aggregate principal amount of the restricted Series 5 preferred securities were outstanding. The exchange offer is not conditioned upon any minimum principal amount of restricted Series 5 preferred securities being tendered.

•
The Issuer’s obligation to accept restricted Series 5 preferred securities for exchange in the exchange offer is subject to the conditions described in the section called “Conditions to the Exchange Offer” below.

•
The Issuer expressly reserves the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any restricted Series 5 preferred securities, by giving oral or written notice of an extension to the Tax Certification and Exchange Agent and notice of that extension to the holders as described below. During any extension, all restricted Series 5 preferred securities previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any restricted Series 5 preferred securities not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

•
The Issuer expressly reserves the right to amend or terminate the exchange offer, and not to accept for exchange any restricted Series 5 preferred securities that the Issuer has not yet accepted for exchange, if any of the conditions of the exchange offer specified below under “Conditions to the Exchange Offer” are not satisfied.

•
The Tax Certification and Exchange Agent on behalf of the Issuer will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the restricted Series 5 preferred securities as promptly as practicable. If the Issuer extends the Exchange Offer Expiry Date, the Tax Certification and Exchange Agent on behalf of the Issuer will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled Exchange Offer Expiry Date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

•	Holders of restricted Series 5 preferred securities do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•
Restricted Series 5 preferred securities which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding, but will be subject to transfer restrictions and will not be entitled to any further registration rights under the registration rights agreement.

•	The Issuer intends to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder.

•
By tendering to the Issuer restricted Series 5 preferred securities, including causing the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be making the representations described below to the Issuer. See “—Resale of the exchange Series 5 preferred securities.”

Important rules concerning the exchange offer

You should note that:

•      All questions as to the validity, form, eligibility, time of receipt and acceptance of restricted Series 5 preferred securities tendered for exchange will be determined by the Issuer in its sole discretion, which determination shall be final and binding.

•      The Issuer reserves the absolute right to reject any and all tenders of any particular restricted Series 5 preferred securities not properly tendered or to not accept any particular restricted Series 5 preferred securities which acceptance might, in the Issuer’s judgment or the judgment of the Issuer’s counsel, be unlawful.

The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular restricted Series 5 preferred securities either before or after the Exchange Offer Expiry Date, including the right to waive the ineligibility of any holder who seeks to tender restricted Series 5 preferred securities in the exchange offer. Unless the Issuer agrees to waive any defect or irregularity in connection with the tender of restricted Series 5 preferred securities for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

The Issuer’s interpretation of the terms and conditions of the exchange offer as to any particular restricted Series 5 preferred securities either before or after the Exchange Offer Expiry Date shall be final and binding on all parties.

Neither the Issuer, the Tax Certification and Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of restricted Series 5 preferred securities for exchange, nor shall any of them incur any liability for failure to give any notification.

Procedures for tendering restricted Series 5 preferred securities

The Tax Certification and Exchange Agent will, on behalf of the Issuer, accept an ATOP agreement with DTC, and will arrange with DTC for ATOP to be utilized for purposes of the exchange offer promptly after the date of this prospectus. If you, as the holder of restricted Series 5 preferred securities, wish to tender your restricted Series 5 preferred securities for exchange in the exchange offer, you must instruct your bank or broker to further instruct the DTC participant through which your restricted Series 5 preferred securities are held, to tender your restricted Series 5 preferred securities for exchange through DTC’s ATOP by 5:00 p.m., New York City time, on January 16, 2008 which is the Exchange Offer Expiry Date. You may be asked to complete and send a Customer Instructions Form, a copy of which you will receive from the Tax Certification and Exchange Agent along with this prospectus, instead of providing verbal instructions to tender for exchange, so please check with your broker or account executive in advance of the Exchange Offer Deadline to determine the preferred procedure. When you tender to the Issuer restricted Series 5 preferred securities, including the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be deemed to represent and warrant to the Issuer that you have read and agree to all of the terms and conditions of the exchange offer, and the Issuer’s acceptance of the restricted Series 5 preferred securities will constitute a binding agreement between you and the Issuer upon the terms and subject to the conditions in this prospectus.

The custodial entity holding your restricted Series 5 preferred securities may prescribe a deadline which is different than ours, so please check with such entity to ensure that they receive your instructions to tender for exchange in time to transmit them through DTC and to the Tax Certification and Exchange Agent for receipt before the Exchange Offer Expiry Date.

In order to avoid the 18% withholding tax required by Spanish tax law, the DTC participant through which your restricted Series 5 preferred securities are held must also submit your beneficial owner identity and residence information required by Spanish tax law and set forth in Annex B (the “Beneficial Owner Exchange Information”) in respect of any income that may be imputed to you as a beneficial owner of restricted Series 5 preferred securities in connection with the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities.

FOR FURTHER INFORMATION ON THE PROCEDURES FOR TAX RELIEF AT SOURCE AND FOR EXCHANGES OF RESTRICTED PREFERRED SECURITIES, SEE ARTICLE II OF ANNEX A TO THIS PROSPECTUS.

Acceptance of restricted Series 5 preferred securities for Exchange; Delivery of exchange Series 5 preferred securities; Exchange Settlement

On the Exchange Offer Expiry Date, the Issuer will announce the number of exchange offers accepted through notice to Acupay, the Paying Agent and DTC.

Once all of the conditions to the exchange offer are satisfied or waived, the Issuer will accept, promptly after the Exchange Offer Expiry Date, all restricted Series 5 preferred securities properly tendered and will issue the exchange Series 5 preferred securities promptly after acceptance of the restricted Series 5 preferred securities. See “Conditions to the Exchange Offer” below. For purposes of the exchange offer, the Issuer’s giving of oral or written notice of our acceptance to the Tax Certification and Exchange Agent will be considered our acceptance of the exchange offer.

In all cases, the Issuer will issue exchange Series 5 preferred securities in exchange for restricted Series 5 preferred securities that are accepted for exchange only after timely receipt by the Tax Certification and Exchange Agent of an Agent’s Message, a message transmitted by DTC and received by the Tax Certification and Exchange Agent, which states that DTC has received an express acknowledgment from a participant in DTC tendering restricted Series 5 preferred securities, that such participant has received this prospectus and agrees to be bound by the terms of the exchange offer set forth herein and that the Issuer may enforce such agreement against such participant.  Delivery of the Agent’s Message set forth herein by DTC will satisfy the terms of the exchange offer as to the tender of the restricted Series 5 preferred securities held by the participant identified in the Agent’s Message.

If the Issuer does not accept any tendered restricted Series 5 preferred securities for any reason included in the terms and conditions of the exchange offer, the Issuer will release any unaccepted or non-exchanged restricted Series 5 preferred securities without expense to the tendering holder by release of such non-exchanged restricted Series 5 preferred securities in the account in which they are maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

On or prior to the Exchange Settlement Date, the Issuer will transmit (i) to the Paying Agent an exchange Series 5 preferred security for authentication and (ii) to DTC (or the Paying Agent as custodian for DTC) such exchange Series 5 preferred security, registered in the name of DTC’s nominee, Cede & Co. for delivery in book-entry form to the relevant beneficial owners of the restricted Series 5 preferred securities. The exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities shall be irrevocable and the exchange Series 5 preferred securities may not be converted to restricted Series 5 preferred securities.  The terms of the exchange Series 5 preferred securities shall be binding upon any subsequent holder of such exchange Series 5 preferred securities.

By 3:00 p.m. New York City time on the Exchange Settlement Date, DTC shall confirm to Acupay the delivery to each relevant DTC participant of the relevant quantity of exchange Series 5 preferred securities, as adjusted for any Exchange Withholding Tax Sale (as defined below) procedures necessary in accordance with paragraph E.2 of Article II of Annex A, in exchange for a comparable quantity of restricted Series 5 preferred securities.  Notice of the consummation of such exchange operations shall be promptly communicated to the Issuer and the Paying Agent via the Acupay System.

Exchange Withholding Tax

In the event that the amount of Spanish withholding tax to be collected from a DTC participant pursuant to the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities, as calculated in accordance with paragraph B.3 of Article II of Annex A, does not exceed the amount of cash distribution income payable to such DTC participant on the Distribution Payment Date immediately succeeding the Exchange Settlement Date (after any necessary withholding with respect to such cash payment is made on such Distribution Payment Date), the Issuer will instruct the Paying Agent to, and the Paying Agent will, deduct the amount of cash necessary to satisfy such Spanish withholding tax liability from such cash distribution on such immediately succeeding Distribution Payment Date. Any amounts so deducted by the Paying Agent to satisfy the relevant DTC participant’s withholding tax liability will be promptly transmitted to the Issuer, and Acupay will promptly confirm any such deduction to the relevant DTC participant.

In the event that the amount of Spanish withholding tax to be collected from a DTC participant pursuant to the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities, as calculated in accordance with paragraph B.3 of Article II of Annex A, exceeds the cash distribution income payable to such DTC participant on the distribution payment date immediately succeeding the Exchange Settlement Date (after any necessary withholding with respect to such cash payment is made on such distribution payment date), the Issuer will (i) instruct the Paying Agent to withhold from delivery on the Exchange Settlement Date and (ii) sell or arrange for the sale in the secondary market of an appropriate quantity of exchange Series 5 preferred securities, based on the valuations received by the Issuer (or Acupay on its behalf) on the Exchange Offer Expiry Date, as may be necessary to provide cash in sufficient amounts to meet such DTC participant’s withholding tax liability with respect to the exchange of restricted Series 5 preferred securities to exchange Series 5 preferred securities (the “Exchange Withholding Tax Sale”). The Issuer’s determination of the number of exchange Series 5 preferred securities that may be withheld from delivery and offered for sale to satisfy relevant DTC participant’s withholding tax liability (including the withholding from delivery of such number of exchange Series 5 preferred securities as may be deemed necessary, in the sole opinion of the Issuer, to provide a suitable margin to secure the results of the Exchange Withholding Tax Sale) will be binding on all parties. Any amounts received from the Exchange Withholding Tax Sale necessary to satisfy the relevant DTC participant’s withholding tax liability will be promptly transmitted to the Issuer.

Upon the completion of the Exchange Withholding Tax Sale, the Issuer will promptly transmit to the Paying Agent, and direct (in writing) the Paying Agent to remit to the relevant DTC participant, (i) any excess cash proceeds, net of selling agent’s fees and expenses, from the Exchange Withholding Tax Sale (via Fed-Wire), (ii) any exchange Series 5 preferred securities that were previously withheld but remain unsold as part of the Exchange Withholding Tax Sale (via free delivery through DTC) and (iii) a letter confirming the details of the Exchange Withholding Tax Sale and the related calculation of the amounts so remitted.

It is expected that the foregoing procedures in relation to Exchange Withholding Tax Sales will be completed by the tenth New York Business Day following the Exchange Settlement Date.

As of the date of this prospectus, the imputed income for Spanish tax purposes that would arise were this Exchange Offer to expire on the date hereof would be US$                 per U.S.$1,000 aggregate liquidation preference of preferred securities exchanged.

Withdrawal Rights

You can withdraw your tender of restricted Series 5 preferred securities at any time on or prior to the exchange offer expiration date.

For a withdrawal to be effective, a withdrawal request must be received by the Tax Certification and Exchange Agent through the facilities of DTC by the Exchange Offer Deadline. Any withdrawal request must be submitted to the Tax Certification and Exchange Agent through DTC and must specify:

•	the quantity of the restricted Series 5 preferred securities to be withdrawn; and

•	the name and number of the account at DTC to be credited with the withdrawn restricted Series 5 preferred securities and otherwise comply with the procedures of that facility.

If you withdraw your restricted Series 5 preferred securities, you must instruct the DTC participant through which your restricted Series 5 preferred securities are held to adjust your Beneficial Owner Exchange Information via Acupay accordingly in order to avoid any misalignment between your DTC participant Exchange Instructions and your Beneficial Owner Exchange Information which could result in your being paid net of Spanish withholding taxes.

Please note that all questions as to the validity, form, eligibility and time of receipt of withdrawal requests will be determined by the Issuer, and the Issuer’s determination shall be final and binding on all parties. Any restricted Series 5 preferred securities so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

If you have properly withdrawn restricted Series 5 preferred securities and wish to re-tender them, you may do so by following the procedures described under “Procedures for Tendering restricted Series 5 preferred securities in exchange for exchange Series 5 preferred securities” above at any time on or prior to the exchange offer expiration date.

Conditions to the Exchange Offer and deemed representations

Notwithstanding any other provisions of the exchange offer, the Issuer will not be required to accept for exchange, or to issue exchange Series 5 preferred securities in exchange for, any restricted Series 5 preferred securities and may terminate or amend the exchange offer, if at any time before the acceptance of restricted Series 5 preferred securities for exchange or the exchange of the exchange Series 5 preferred securities for restricted Series 5 preferred securities, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC.

That condition is for the Issuer’s sole benefit and may be asserted by the Issuer regardless of the circumstances giving rise to that condition. The Issuer’s failure at any time to exercise the foregoing rights shall not be considered a waiver by the Issuer of that right. The Issuer’s rights described in the prior paragraph are ongoing rights which the Issuer may assert at any time and from time to time.

In addition, the Issuer will not accept for exchange any restricted Series 5 preferred securities tendered, and no exchange Series 5 preferred securities will be issued in exchange for any restricted Series 5 preferred securities, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates.

Any DTC participant tendering restricted Series 5 preferred securities shall be deemed to represent and warrant that it has full power and authority to tender, exchange, sell, assign and transfer the restricted Series 5 preferred securities so tendered and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the restricted Series 5 preferred securities so tendered are not subject to any adverse claims or proxies. The tendering participant will, upon request, execute and deliver any additional documents deemed by us or the Tax Certification and Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the restricted Series 5 preferred securities tendered hereby, and the tendering participant will comply with its obligations, if any, under the registration rights agreement. The tendering participant has read and agrees to all of the terms of the exchange offer.

Any obligation of the tendering participant hereunder shall be binding upon the trustees in bankruptcy, legal representatives successors and assigns of the tendering participant. Except as stated in this prospectus, this tender is irrevocable.

For additional representations deemed to be made in connection with any tender, see “—Description of Exchange Series 5 Preferred Securities.”

Tax Certification and Exchange Agent

Acupay has been appointed as the Tax Certification and Exchange Agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Customer Instructions Form should be directed to Acupay via telephone or email to the addresses indicated below.

Via email: info@acupaysystem.com

By post, telephone or fax:

IN LONDON:	IN NEW YORK:
Acupay System LLC Attention: Nina Santa-Maria First Floor 28 Throgmorton Street London EC2N 2AN United Kingdom Tel. 44-(0)-207-382-0340 Fax. 44-(0)-207-256-7571	Acupay System LLC Attention: Sabrina Cruz 30 Broad Street – 46th Floor New York, N.Y. 10004 USA Tel. 1-212-422-1222 Fax. 1-212-422-0790

Fees and Expenses

The principal solicitation relating to the exchange offer is being made by e-mail and mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers, regular employees and affiliates. The Issuer will not pay any additional compensation to any of the Issuer’s officers and employees who engage in soliciting tenders. The Issuer will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, the Issuer will pay the Tax Certification and Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and Tax Certification and Exchange Agent expenses, will be paid by us and are estimated in the aggregate to be U.S. $145,000.

Resale of the Exchange Preferred Securities

Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the exchange Series 5 preferred securities would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

However, any purchaser of restricted Series 5 preferred securities who is an “affiliate” of the Issuer or the Guarantor or who intends to participate in the exchange offer for the purpose of distributing the exchange Series 5 preferred securities:

(1)      will not be able to rely on the interpretation of the staff of the SEC;

(2)     will not be able to tender its restricted Series 5 preferred securities in the exchange offer and

(3)     must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Series 5 preferred securities unless that sale or transfer is made using an exemption from those requirements.

By tendering to the Issuer restricted Series 5 preferred securities, including the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, each holder of the restricted Series 5 preferred securities will represent that:

(1)     it is not an “affiliate” of Issuer or the Guarantor;

(2)     any exchange Series 5 preferred securities to be received by it were acquired in the ordinary course of its business and

(3)     it has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the “distribution,” within the meaning of the Securities Act, of the exchange Series 5 preferred securities.

In addition, in connection with any resales of exchange Series 5 preferred securities, any broker-dealer participating in the exchange offer who acquired securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange Series 5 preferred securities, other than a resale of an unsold allotment from the original sale of the restricted Series 5 preferred securities, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of exchange Series 5 preferred securities.

MANAGEMENT

Please refer to Item 6 of our 2006 Form 20-F.

DESCRIPTION OF THE EXCHANGE SERIES 5 PREFERRED SECURITIES

The following is a summary of certain terms and provisions of the exchange Series 5 preferred securities. The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to a public deed of issuance dated January 26, 2007 and the resolutions adopted by the shareholders and the board of directors of the Issuer establishing the Series 5 preferred securities.  A summary of certain terms and provisions of the Guarantee of the exchange Series 5 preferred securities by the Guarantor is set forth later in this prospectus under the heading “Description of the Guarantee.”

Distributions

Non-cumulative cash distributions on the exchange Series 5 preferred securities (the “Distributions”) accrue from the date of original issuance and are payable quarterly in arrears on January 31, April 30, July 31 and October 31 in each year, commencing on January 31, 2008.

Payment of cash distributions in any year on the exchange Series 5 preferred securities and on all other series of Preferred Securities, as defined below (both issued and which may, in the future, be issued or guaranteed by the Guarantor) is limited by the amount of the Distributable Profits of the Guarantor for the previous year as defined below under section entitled “Description of the Guarantee—Distributions”, and to any limitations that may be imposed by Spanish banking regulations on capital adequacy for credit institutions, as determined in accordance with guidelines and requirements of the Bank of Spain and other Spanish law as in effect from time to time.  Distributions shall not be payable to the extent that:

•      the aggregate of such Distributions, together with (a) any other distributions previously paid during the then-current fiscal year (defined as the accounting year of the Guarantor) and (b) any distributions proposed to be paid during the then-current Distribution Period, in each case on or in respect of Preferred Securities (including the Series 5 preferred securities) would exceed the Distributable Profits of the immediately preceding fiscal year; or

•      even if Distributable Profits are sufficient, if under applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company only basis or on a consolidated basis, the Guarantor would be prevented at such time from making payments on its ordinary shares or on Preferred Securities issued by the Guarantor.

‘‘Preferred Securities’’ means (as the case may be) any preferred securities (participaciones preferentes) issued under Spanish Law 13/1985, or other securities or instruments equivalent to preferred securities issued by the Issuer, or by any other subsidiary of the Guarantor which are entitled to the benefit of a guarantee ranking pari passu with the Guarantor’s obligations under the Guarantee, or any such securities or instruments issued by the Guarantor and ranking pari passu with the Guarantor’s obligations under the Guarantee.

In this prospectus, “distribution” refers to any distributions paid or to be paid on the Preferred Securities.

If Distributions are not paid in full on the exchange Series 5 preferred securities, all distributions paid upon the exchange Series 5 preferred securities and all other Preferred Securities will be paid pro rata among the exchange Series 5 preferred securities and all such other Preferred Securities, so that the amount of the distribution payment per security will have the same relationship to each other that the nominal or par value per security of the exchange Series 5 preferred securities and all other Preferred Securities bear to each other.

If Distributions are not paid on the exchange Series 5 preferred securities on the Distribution Payment Date in respect of the relevant Distribution Period as a consequence of the above limitations on Distributions or are paid partially, then the right of the holders of the exchange Series 5 preferred securities to receive a Distribution or an unpaid part thereof in respect of the relevant Distribution Period will be lost and neither the Issuer nor the Guarantor will have any obligation to pay the Distribution accrued or part thereof for such Distribution Period or to pay any interest thereon, whether or not Distributions on the exchange Series 5 preferred securities are paid for any future Distribution Period.

The Distributions payable on the exchange Series 5 preferred securities are fixed at 6.50% per annum of their par value.  The Distribution payable in respect of any Distribution Period (defined as the period from and including one Distribution payment date (or, in the case of the first Distribution Period, the issuance date) to but excluding the next Distribution payment date) will be computed on the basis of twelve 30-day months and a 360-day year.

Distributions on the exchange Series 5 preferred securities will be payable to the record holders thereof as they appear on the register for the exchange Series 5 preferred securities on record dates, which will be on the 15th calendar day preceding the relevant payment dates.  We have been informed by DTC that distributions on Global Preferred Securities Certificates (as defined below) will be paid over to DTC participants in respect of their record holdings on the record date. In the event that any date on which Distributions are payable on the exchange Series 5 preferred securities is not a day on which banks in the city of Madrid (Spain) and The City of New York are open for business and on which foreign exchange dealings may be conducted in the city of Madrid (Spain) and The City of New York (a “business day”), then payment of the Distribution payable on such date will be made on the next day which is a business day (and without any interest or other payment in respect of any such delay).

Except as hereinabove provided, holders of the Issuer’s exchange Series 5 preferred securities will have no right to participate in the profits of the Issuer.

Optional Redemption

The exchange Series 5 preferred securities are redeemable, at the option of the Issuer, subject to the prior consent of the Bank of Spain, in whole but not in part, on or after January 31, 2017, upon not less than 30 nor more than 60 days’ notice prior to the relevant redemption date by mail to each record holder, at the redemption price of $25.00 per exchange Series 5 preferred security, plus the accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption.

If the Issuer gives notice of redemption of the exchange Series 5 preferred securities, then by 12:00 Noon, New York City time on the relevant redemption date, the Issuer will:

•
irrevocably deposit with the paying agent funds sufficient to pay the foregoing redemption price, including the amount of accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption; and

•	give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the exchange Series 5 preferred securities.

If the notice of redemption has been given, and the funds deposited as required, then on the date of such deposit:

•	Distributions on the exchange Series 5 preferred securities called for redemption shall cease;

•	such exchange Series 5 preferred securities will no longer be considered outstanding; and

•	the holders will no longer have any rights as holders except the right to receive the redemption price.

If either the notice of redemption has been given and the funds are not deposited as required on the date of such deposit or if the Issuer or the Guarantor improperly withholds or refuses to pay the redemption price of the exchange Series 5 preferred securities, Distributions will continue to accrue at the rate specified from the redemption date to the date of actual payment of the redemption price.

In order to comply with certain Spanish capital adequacy regulations in force at the date of this prospectus, neither the Issuer nor the Guarantor nor any of their respective subsidiaries shall at any time purchase exchange Series 5 preferred securities, without the prior consent of the Bank of Spain, and in any event not earlier than January 31, 2017. Notwithstanding the foregoing, if Spanish law were to change and such purchases are permitted before January 31, 2017, then, subject to applicable law, the Issuer, the Guarantor and any of their respective subsidiaries may at any time and from time to time purchase outstanding exchange Series 5 preferred securities by tender, in the open market or by private agreement.

Any exchange Series 5 preferred securities so purchased by the Issuer shall be immediately cancelled.

Rights upon Liquidation

If the Issuer is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of outstanding exchange Series 5 preferred securities will be entitled to receive out of the assets that are available to be distributed to holders, and before any assets are distributed to holders of ordinary shares or any other class of shares of the Issuer ranking junior to the exchange Series 5 preferred securities as to participation in assets, but together with holders of any other Preferred Securities of the Issuer ranking equally with the exchange Series 5 preferred securities as to participation in assets, the following liquidation distribution:

•	$25.00 per exchange Series 5 preferred security, plus

•	an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to the date of payment.

If at the time that any liquidation distribution is to be paid, proceedings are also pending or have been commenced for the voluntary or involuntary liquidation, dissolution or winding-up of the Guarantor or for a reduction in the Guarantor’s shareholders’ equity pursuant to Article 169 of the Spanish Corporations Act (Ley de Sociedades Anónimas), then the liquidation distribution to be paid to the holders:

•	of all Preferred Securities of the Issuer;

•	of all Preferred Securities of other subsidiaries of the Guarantor; and

•	of Preferred Securities issued by the Guarantor,

will be limited to and not exceed the amount that would have been paid as the liquidation distribution from the assets of the Guarantor (after payment in full in accordance with Spanish law of all creditors of the Guarantor, including holders of subordinated debt but excluding holders of any guarantee or any other contractual right expressed to rank equally with or junior to the Guarantee), had all such Preferred Securities been issued by the Guarantor, and

•	ranked junior to all liabilities of the Guarantor;

•	ranked pari passu with the most senior Preferred Securities which could have been issued by the Guarantor (if any); and

•	ranked senior to the Guarantor’s ordinary shares.

The above limitation will apply even if the Issuer has at the time sufficient assets to pay the liquidation distribution to the holders of all Preferred Securities issued by it, including the exchange Series 5 preferred securities.

If the foregoing liquidation distribution relating to the exchange Series 5 preferred securities and other Preferred Securities cannot be made in full due to the limitation described above, then all payments will be made pro rata in the proportion that the amount available for payment bears to the full amount that would have been payable, had there been no such limitation.

Upon receipt of payment of the liquidation distribution, holders of exchange Series 5 preferred securities will have no right or claim on any of the remaining assets of either the Issuer or the Guarantor. See the section entitled “Description of the Guarantee—Status.”

Except as provided in the second paragraph above with respect to any liquidation or winding up of the Guarantor or a reduction in its shareholders equity, the Guarantor will not permit, and will not take any action to cause, the liquidation, dissolution or winding-up of the Issuer.

Voting Rights

The holders of exchange Series 5 preferred securities will not have any voting rights unless either the Issuer or the Guarantor, under the Guarantee, fails to pay Distributions in full on the exchange Series 5 preferred securities for four consecutive Distribution Periods.  In such event, the holders of outstanding exchange Series 5 preferred securities, together with the holders of any other series of Preferred Securities of the Issuer then also having the right to vote for the election of directors, acting as a single class without regard to series, will be entitled to:

•	appoint two additional members of the board of directors of the Issuer;

•	remove any such board member from office; and

•	appoint another person(s) in place of such member(s).

This can be accomplished by either:

•	written notice given to the Issuer by the holders of a majority in liquidation preference; or

•
an ordinary resolution passed by the holders of a majority in liquidation preference of the securities present in person or by proxy at a special general meeting of the holders convened for that purpose.

If the written notice of the holders is not given as provided in the preceding paragraph, the board of directors of the Issuer, or a duly authorized committee of the board of directors, is required to convene a special general meeting for the above purpose, not later than 30 days after this entitlement arises.

If the board of directors of the Issuer, or its duly authorized committee, fails to convene this meeting within the required 30-day period, the holders of 10% in liquidation preference of the outstanding exchange Series 5 preferred securities and other Preferred Securities of the Issuer are entitled to convene the meeting. The Issuer will determine the place where the separate general meeting will be held.

Immediately following a resolution for the appointment or the removal of additional members to the board of directors, the special general meeting of holders shall give notice of such to:

(1)  the board of directors of the Issuer so that it may, where necessary, call a general meeting of the shareholders of the Issuer; and

(2)  the shareholder of the Issuer, so that they may hold a general meeting of shareholders.

The shareholder of the Issuer has undertaken to vote in favor of the appointment or removal of the directors so named by the special general meeting of the holders and to take all necessary measures in such regard.

Once distributions have been paid in full in respect of the exchange Series 5 preferred securities for four consecutive Distribution Periods and any other Preferred Securities of the Issuer in respect of such distribution periods as set out in their own terms and conditions, any member of the board of directors of the Issuer that has been appointed in the manner described in the preceding paragraphs is required to vacate office.

Under the Articles of the Issuer, its board of directors must have a minimum of three members and a maximum of eleven members. At the date of this prospectus, the board of directors of the Issuer has four directors.

Any amendments or abrogation of the rights, preferences and privileges of the exchange Series 5 preferred securities will not be effective, unless otherwise required by applicable law and except:

•	with the consent in writing of the holders of at least two-thirds of the outstanding exchange Series 5 preferred securities; or

•	with the sanction of a special resolution passed at a separate general meeting by the holders of at least two-thirds of the outstanding exchange Series 5 preferred securities.

If the Issuer, or the Guarantor under any guarantee, has paid in full the most recent distribution payable on each series of the Issuer’s Preferred Securities, the Issuer, the holders of its ordinary shares, or its board of directors may, without the consent or sanction of the holders of its Preferred Securities:

•
take any action required to issue additional Preferred Securities or authorize, create and issue one or more other series of Preferred Securities of the Issuer ranking equally with the exchange Series 5 preferred securities, as to the participation in the profits and assets of the Issuer, without limit as to the amount; or

•
take any action required to authorize, create and issue one or more other classes or series of shares of the Issuer ranking junior to the Preferred Securities, as to the participation in the profits or assets of the Issuer.

However, if the Issuer, or the Guarantor under any guarantee, has not paid in full the most recent distribution payable on each series of Preferred Securities, then the prior consent of the holders of at least two thirds in liquidation preference of the outstanding Preferred Securities of the Issuer will be required to carry out such actions.  Such consent may be granted in writing by the holders, or with the sanction of a special resolution passed at a separate general meeting of holders.

The vote of the holders of exchange Series 5 preferred securities is not required to redeem and cancel the exchange Series 5 preferred securities. Spanish law does not impose any restrictions on the ability of holders of Preferred Securities who are not residents or citizens of Spain to hold or vote such Preferred Securities.

If the shareholders of the Issuer propose a resolution providing for the liquidation, dissolution or winding-up of the Issuer, the holders of all the outstanding Preferred Securities of the Issuer:

•	will be entitled to receive notice of and to attend the general meeting of shareholders called to adopt this resolution; and

•	will be entitled to hold a separate and previous general meeting of holders and vote together as a single class without regard to series on such resolution, but not on any other resolution.

The above resolution will not be effective unless approved by the holders of a majority in liquidation preference of all outstanding Preferred Securities of the Issuer.

The result of the above mentioned vote shall be disclosed at the general shareholders meeting as well as the fact that the shareholder of the Issuer has undertaken to vote in the correspondent general shareholders meeting in conformity with the vote of the separate general meeting of holders.

Notice, attendance, or approval is not required if the liquidation, dissolution and winding-up of the Issuer is initiated due to:

•	the liquidation, dissolution or, winding up of the Guarantor; or

•	a reduction in shareholders equity of the Guarantor under Article 169 of the Corporations Law of Spain.

The Issuer shall cause a notice of any meeting at which the holders of exchange Series 5 preferred securities are entitled to vote, to be mailed to each record holder of exchange Series 5 preferred securities. This notice will include a statement regarding:

•	the date, time and place of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting at which the holders are entitled to vote; and

•	instructions for the delivery of proxies.

Special General Meetings

A Special General Meeting, which will be constituted by all holders of preferred securities of the Issuer, will be called by the board of directors of the Issuer.

The quorum shall be the holders of preferred securities holding one-quarter of the liquidation preference of all preferred securities of the Issuer issued and outstanding.  If the attendance of one-quarter of the holders of preferred securities issued and outstanding cannot be obtained, such Special General Meeting may be re-convened one day after the first meeting and such meeting shall be validly convened irrespective of the number of preferred securities present or represented.

In a Special General Meeting all resolutions shall be made by the majority set out in “Voting Rights” above, and will be binding on all of the holders of such preferred securities, including those not in attendance and dissenters.

All holders of such preferred securities who are able to show that they held their securities five days prior to the date of the Special General Meeting shall be entitled to attend with the right to speak and vote.  Holders of such preferred securities shall prove that they held such preferred securities in the manner and subject to the requirements set out in the announcement published when convening such Special General Meeting. Holders of such preferred securities may delegate their representation to another person, by an individual signed letter for each meeting.

The convening of a Special General Meeting will be carried out in accordance with the rules governing the calling and holding of meetings of holders of each series of preferred securities.

A Special General Meeting of holders of the Issuer’s preferred securities will be convened (i) so long as any restricted Series 5 preferred security is listed on the London Stock Exchange and the London Stock Exchange so requires by publication in an English language newspaper in London (which is expected to be the Financial Times) or, if such publication is not practicable but is required by the rules of the London Stock Exchange, in a leading daily newspaper in English and having general circulation in Europe, (ii) in accordance with the requirements of any security exchange on which the exchange Series 5 preferred securities are listed and (iii) by mail to DTC (in each case not less that 30 nor more than 60 days prior to the date of the act or event to which such notice, request or communication relates).

Registrar, Transfer Agent and Paying Agent

The Bank of New York, presently located at 101 Barclay Street, New York, New York 10286, will act as registrar, transfer agent and paying agent for the exchange Series 5 preferred securities, which together with its successors and assigns, we will refer to as “the Paying Agent.”

Ranking of the exchange Series 5 preferred securities

The exchange Series 5 preferred securities will rank (a) junior to all liabilities of the Issuer including subordinated liabilities, (b) pari passu with each other and with any other series of Preferred Securities of the Issuer and (c) senior to the Issuer’s ordinary shares.

The holders of exchange Series 5 preferred securities by their subscription or acquisition waive any different priority that Spanish law or regulations could grant at any time, and particularly those arising from articles 92 and 158 of Law 22/2003 (Ley Concursal), if any.

Form of exchange Series 5 preferred securities; Book-entry System

The exchange Series 5 preferred securities will be issued in the form of a global preferred security in fully registered form, (the “Global Preferred Security Certificate”).  The Global Preferred Security Certificate will be deposited with, or on behalf of DTC and registered in the name of DTC or its nominee.  Investors may hold securities entitlements in respect of the Global Preferred Security Certificate directly through DTC if they are participants in DTC’s book-entry system or indirectly through organizations which are participants in such system.

For so long as the exchange Series 5 preferred securities are represented by the Global Preferred Security Certificate, securities entitlements in respect of the exchange Series 5 preferred securities will be transferable only in accordance with the rules and procedures of DTC in effect at such time.

Because DTC can only act on behalf of direct participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in the exchange Series 5 preferred securities represented by the Global Preferred Security Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

The Paying Agent is not required to register the transfer of any exchange Series 5 preferred security that has been called for redemption.

So long as DTC or its nominee is the holder of the Global Preferred Security Certificate, DTC or its nominee will be considered the sole holder of such Global Preferred Security Certificate for all purposes.  No direct participant, indirect participant or other person will be entitled to have exchange Series 5 preferred securities registered in its name, receive or be entitled to receive physical delivery of exchange Series 5 preferred securities in definitive form or be considered the owner or holder of the exchange Series 5 preferred securities.  Each person having an ownership or other interest in exchange Series 5 preferred securities must rely on the procedures of DTC, and, if a person is not a participant in DTC, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder of the exchange Series 5 preferred securities.

Payments of any amounts in respect of the Global Preferred Security Certificate will be made by the Paying Agent to DTC.  Payments will be made to beneficial owners of the exchange Series 5 preferred securities in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable.  Neither the Issuer, the Guarantor nor the Paying Agent nor any of their respective agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC and any beneficial owner of an interest in a Global Preferred Security Certificate, or the failure of DTC or any intermediary to pass through to any beneficial owner any payments that the Paying Agent makes to DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic securities certificates.  DTC participants include securities brokers and dealers, including parties that may act as underwriters, dealers or agents with respect to the securities, banks, trust companies, clearing corporations and certain other organizations, some of which, along with certain of their representatives and others, own DTC.  Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC’s rules and operating procedures and will be settled in same day funds.

Miscellaneous

Exchange Series 5 preferred securities are not subject to any mandatory redemption or sinking fund provisions.  Holders of exchange Series 5 preferred securities have no preemptive rights.

DESCRIPTION OF THE GUARANTEE

This section describes the general terms and conditions of the Payment and Guarantee Agreement, which is referred to as the “Guarantee,” entered into by the Issuer and the Guarantor on January 31, 2007 for the benefit of the holders from time to time of the exchange Series 5 preferred securities and the restricted Series 5 preferred securities.

Because this is only a summary, it does not contain all the details found in the full text of the Guarantee.  If you would like additional information, you should read the full text of the Guarantee, a copy of which is filed as an exhibit to the Issuer’s registration statement on Form F-4, which this prospectus forms part of.

General

Subject to the restrictions specified in this prospectus, and unless paid by the Issuer, the Guarantor will pay, in full, to the holders of exchange Series 5 preferred securities, the Guarantee payments, as defined below, as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert.

The following payments, if not paid by the Issuer, which we will refer to as Guarantee payments, will be subject to the Guarantee, without duplication:

•	any accrued and unpaid Distributions;

•	the redemption price for any exchange Series 5 preferred securities redeemed by the Issuer; and

•	the liquidation distribution per exchange Series 5 preferred security described under “Description of the exchange Series 5 preferred securities—Rights upon Liquidation.”

A holder of exchange Series 5 preferred securities may enforce the Guarantee directly against the Guarantor, and the Guarantor will waive any right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against the Guarantor. The Guarantee will not be discharged except by payment of the Guarantee payments in full and by complete performance of all obligations of the Guarantor under the Guarantee.

The Guarantee constitutes a guarantee of payment and not of collection only.

The Issuer is a wholly-owned subsidiary of the Guarantor. Under the Guarantee, as long as any exchange Series 5 preferred securities are outstanding, the Guarantor has agreed to maintain 100% ownership in the ordinary shares of the Issuer.

Distributions

The Guarantor will not be obligated to make any guarantee payment in respect of Distributions (including accrued and unpaid Distributions relating to any payment upon redemption or liquidation distribution) on any exchange Series 5 preferred securities, if the aggregate of such Distribution together with (a) any other distributions previously paid during the then-current fiscal year (defined as the accounting year of the Guarantor) and (b) any distributions proposed to be paid during the then-current Distribution Period, in each case on or in respect of Preferred Securities (including the Series 5 preferred securities) would exceed Distributable Profits, as defined below, of the immediately preceding fiscal year.

Even if Distributable Profits are sufficient, the Guarantor will not be obligated to make any payment under the Guarantee, if under applicable Spanish Banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company only basis or on a consolidated basis, the Guarantor would be prevented at such time from making payments on its ordinary shares or on Preferred Securities issued by the Guarantor.

If the Guarantee payments cannot be made in full due to such limitations, the payments in respect of the exchange Series 5 preferred securities and all other Preferred Securities will be made pro rata among all holders of Preferred Securities in the proportion that the amount available for payment bears to the full amount that would have been payable, had there been no limitation.

“Distributable Profits” means, for any fiscal year, the reported net profit (calculated in compliance with the regulations of the Bank of Spain) of the Guarantor, determined after tax and extraordinary items for such year, as derived from the non-consolidated audited profit and loss account of the Guarantor, irrespective of whether shareholders’ meeting approval is still pending, prepared in accordance with generally applicable accounting standards in Spain and Bank of Spain requirements and guidelines, each as in effect at the time of such preparation.  In the event that on any Distribution payment date, the audit of the non-consolidated profit and loss account has not been completed, the reference to be used to calculate the Distributable Profits will be the balance of the unaudited non-consolidated profit and loss account of the Guarantor as reported in the financial statements delivered to the Bank of Spain in respect of December 31st of the preceding fiscal year.

Redemption Price

Under the Guarantee, the Guarantor will guarantee the payment of the full amount of the redemption price on the exchange Series 5 preferred securities that the Issuer may redeem. However, if this redemption price includes accrued and unpaid Distributions from the current Distribution payment period to the date of redemption, the Guarantor’s obligation to pay this portion of the redemption price will be subject to the limitation described above under the section entitled “—Distributions.”

Liquidating Distributions

If at the time that any liquidation distributions are to be paid pursuant to the Guarantee in respect of the exchange Series 5 preferred securities, proceedings are pending or have been commenced for the voluntary or involuntary liquidation, dissolution or winding-up of the Guarantor or for a reduction in the Guarantor’s shareholders’ equity pursuant to Article 169 of the Spanish Corporations Act, then payments for such liquidation distributions and any liquidation distributions payable with respect to all other Preferred Securities will not exceed the liquidation distributions that would have been payable from the assets of the Guarantor (after payment in full in accordance with Spanish law of all creditors of the Guarantor, including holders of its subordinated debt, but excluding holders of any guarantee or other contractual right expressly ranking equally with or junior to the Guarantee) had all the Preferred Securities been issued by the Guarantor and ranked:

•	junior to all liabilities of the Guarantor;

•	pari passu with the most senior Preferred Securities which could have been issued by the Guarantor (if any); and

•	senior to the Guarantor’s ordinary shares.

In the event of any liquidation or winding-up of the Guarantor or a reduction in its shareholders’ equity pursuant to Article 169 of the Spanish Corporations Law, the Guarantor will exercise its voting rights in order to wind-up the Issuer, subject to the prior consent of the Bank of Spain.  In this case, holders of the exchange Series 5 preferred securities right to receive liquidation distributions will be limited as described above.

If the payments described above cannot be made in full due to this limitation, the payments will be made pro rata in the proportion that the amount available for payment bears to the full amount that would have been payable, had there been no such limitation.

Status

The Guarantee constitutes an unsecured obligation of the Guarantor which:

•	ranks junior to all liabilities of the Guarantor, including subordinated liabilities (other than any guarantee or contractual right expressly ranking equally with or junior to the Guarantee);

•
ranks pari passu with the most senior Preferred Securities which could have been issued by the Guarantor, if any, and any obligations of the Guarantor under any guarantee issued by it relating to any Preferred Securities issued by any subsidiary; and

•	ranks senior to the Guarantor’s ordinary shares.

Each holder of exchange Series 5 preferred securities by its acquisition of exchange Series 5 preferred securities will be deemed to waive all other priorities that Spanish law or regulations may confer at any time including those arising from articles 92 and 158 of Law 22/2003 of 9 July 2003 (Ley Concursal), if any.

If any amount required to be paid pursuant to the Guarantee in respect of a Distribution payable during the most recent Distribution Period has not been paid, due to the limitation on Distributable Profits described above under the section entitled “—Distributions” above or otherwise, then:

•
no dividends (other than in the form of Guarantor’s ordinary shares or other shares of the Guarantor ranking junior to the obligations of the Guarantor under the Guarantee) will be declared or paid or set apart for payment, or other distribution made, upon the Guarantor’s ordinary shares or any other shares of the Guarantor ranking junior to the Guarantee; and

•
the Guarantor will not redeem, repurchase or otherwise acquire for any consideration (including any amounts to be paid or made available for a sinking fund for redemption of any Guarantor ordinary shares), the Guarantor’s ordinary shares or any other shares of the Guarantor ranking junior to the obligations of the Guarantor under the Guarantee (except by conversion into or exchange for shares of the Guarantor ranking junior to the Guarantee), until such time as either the Issuer, or the Guarantor, in accordance with the Guarantee, shall have resumed the payment of, or set aside payment with respect to, full Distributions on the exchange Series 5 preferred securities for four consecutive Distribution Periods.

The obligations of the Guarantor ranking equally with the Guarantee are the Guarantor’s guarantees with respect to the following issues of Preferred Securities:

Santander Finance Preferred, S.A. Unipersonal:  Series 1 $190,000,000 6.41% Preferred Securities issued on March 11, 2004; Series 2 € 300,000,000 CMS – Linked Preferred Securities issued on September 30, 2004, Series 3 € 200,000,000 5.75% Preferred Securities issued on October 8, 2004, Series 4 $500,000,000 6.80% Preferred Securities issued on November 21, 2006, Series 6 $350,000,000 Floating Rate Preferred Securities issued on March 5, 2007 and Series 7 GBP 250,000,000 Fixed/Floating Rate Preferred Securities issued on July 10, 2007; and

Santander Finance Capital, S.A. Unipersonal:  Series I € 450,000,000 Fixed (the first two periods) and Floating Rate Preferred Securities issued on October 7, 2003; Series II € 400,000,000 Fixed (the first two periods) and Floating Rate Preferred Securities issued on February 18, 2004; Series III € 750,000,000 Fixed (the first two periods) and Floating Rate Preferred Securities issued on July 30, 2004; Series IV € 680,000,000 Fixed (the first two periods) and Floating Rate Preferred Securities issued on September 30, 2004 and Series V € 1,000,000,000 Fixed (the first four periods) and Floating Rate Preferred Securities issued on December 4, 2005.

Other Guarantees

The Guarantor will not issue any preferred securities or other securities equivalent to preferred securities ranking senior to its obligations under the Guarantee and will not guarantee payments on preferred securities of any direct or indirect subsidiary if that guarantee would rank senior to the Guarantee (including, without limitation, any guarantee that would provide a priority of payment with respect to Distributable Profits) unless the Guarantee is amended to give to the holders of exchange Series 5 preferred securities the rights and entitlements as are contained in or attached to such preferred securities or securities equivalent to preferred securities or such other guarantee, so that the Guarantee ranks equally with, and contains substantially equivalent rights of priority on payment of Distributable Profits, if any, as such preferred securities or securities equivalent to preferred securities or other guarantee.  “Subsidiary” means an entity in which the Guarantor owns, directly or indirectly, a majority of the voting shares.

General

The Guarantor shall not assign its obligations under the Guarantee without the prior approval of the holders of not less than two-thirds in liquidation preference of the outstanding exchange Series 5 preferred securities and registered Series 5 preferred securities of the Issuer or by resolution adopted at a special general meeting of the holders (Junta General Especial de Partícipes) and approved by holders of at least two-thirds of the liquidation preference of the exchange Series 5 preferred securities and registered Series 5 preferred securities of the Issuer; provided, however, that the foregoing shall not preclude the Guarantor from merging or consolidating with, or transferring or otherwise assigning all or substantially all of its assets to, a banking organization or any other entity permitted by applicable laws without obtaining any approval of such holders.

Under the terms of the Guarantee, the Guarantor will undertake to maintain the ownership of 100% of the ordinary shares of the Issuer, directly or indirectly, as long as any exchange Series 5 preferred securities are outstanding, and not to permit or take any action to cause the liquidation, dissolution or winding up of the Issuer except as described above in “Description of the exchange Series 5 preferred securities—Rights upon Liquidation.”

Amendments

Except as described in “–Other Guarantees” above, except for any changes which do not adversely affect the rights of holders, or except for those changes necessary or desirable to give effect to any one or more transactions referred to in “General” above, in which case no vote will be required, the Guarantee may be changed only by agreement in writing with the prior approval of the holders of not less than two-thirds in liquidation preference of all exchange Series 5 preferred securities and registered Series 5 preferred securities, or by a resolution adopted at a special general meeting of holders (Junta General Especial de Partícipes) and approved by the holders of not less than two-thirds in liquidation preference of the exchange Series 5 preferred securities and registered Series 5 preferred securities.

Subrogation

Under the Guarantee, the Guarantor will be subrogated to all rights that the holders of exchange Series 5 preferred securities may have against the Issuer for amounts that the Guarantor paid to those holders under the Guarantee and the Guarantor will have the right to waive payment of any amount of Distributions that it has made to those holders.

The Guarantor will not, except as required by mandatory provisions of law, exercise any rights that it may acquire by subrogation, indemnity, reimbursement or other agreement, as a result of a payment under the Guarantee, if, at the time of that payment, any amounts are due and unpaid under the Guarantee.

If any amount on the exchange Series 5 preferred securities is paid to the Guarantor in violation of the preceding paragraph, the Guarantor will pay that amount to the holders of the exchange Series 5 preferred securities.

Termination of the Guarantee

The Guarantee will terminate upon:

•	payment of the redemption price of all outstanding exchange Series 5 preferred securities and registered Series 5 preferred securities covered by the Guarantee;

•	purchase and cancellation of all exchange Series 5 preferred securities and registered Series 5 preferred securities; or

•	payment of the Series 5 preferred securities liquidation distribution.

The Guarantee will continue to be effective, or will be reinstated, if at any time a holder of a exchange Series 5 preferred security is required to restore payment of any sums paid on such exchange Series 5 preferred security or under the Guarantee.

Governing Law

The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.  The ranking of the Guarantee will be governed by Spanish Law.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Please refer to Item 7.B of our 2006 Form 20-F.

TAXATION

Spanish Tax Considerations

In the opinion of Uría Menéndez, the following is a discussion of the Spanish tax consequences of the ownership of exchange Series 6 preferred securities. The information provided below does not purport to be a complete analysis of the tax law and practice currently applicable in Spain and does not purport to address the tax consequences applicable to all categories of investors, some of which may be subject to special rules.

Prospective purchasers of the exchange Series 5 preferred securities are advised to consult their own tax advisers as to the tax consequences, including those under the tax laws of the country of which they are resident, of purchasing, owning and disposing of exchange Series 5 preferred securities.

The summary set out below is based upon Spanish law as in effect on the date of this prospectus and is subject to any change in such law that may take effect after such date.

References in this section to securityholders include the beneficial owners of the exchange Series 5 preferred securities. The statements regarding Spanish law and practice set forth below assume that the exchange Series 5 preferred securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus:

(a)   of general application, Additional Provision Two of Law 13/1985, of 25th May on investment ratios, own funds and information obligations of financial intermediaries, as amended by Law 19/2003, of 4th July on legal rules governing foreign financial transactions and capital movements and various money laundering prevention measures and Law 23/2005, of 18th November on certain tax measures to promote the productivity, as well as Royal Decree 2281/1998, of 23rd October developing certain disclosure obligations to the tax authorities, as amended by Royal Decree 1778/2004, of 30th July establishing information obligations in relation to preferred securities and other debt instruments and certain income obtained by individuals resident in the European Union and other tax rules (Royal Decree 2281/1998 will be replaced by Royal Decree 1065/2007, of  July 27, enacting the General Regulations on the actions and proceedings relating to tax management and tax audit and on the development of the common rules concerning tax application and procedures, as of January 1, 2008);

(b)   for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, and Royal Decree 439/2007, of 30th March promulgating the IIT Regulations, along with Law 19/1991, of 6th June on Net Wealth Tax and Law 29/1987, of 18th December on Inheritance and Gift Tax;

(c)   for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Royal Legislative Decree 4/2004, of 5th March promulgating the Consolidated Text of the CIT Law, and Royal Decree 1777/2004, of 30th July promulgating the CIT Regulations; and

(d)   for individuals and entities who are not resident for tax purposes in Spain which are subject to the Non-Resident Income Tax (“NRIT”), Royal Legislative Decree 5/2004, of 5th March promulgating the Consolidated Text of the NRIT Law, and Royal Decree 1776/2004, of 30th July promulgating the NRIT Regulations, along with Law 19/1991, of 6th June on Net Wealth Tax and Law 29/1987, of 18th December on Inheritance and Gift Tax.

Whatever the nature and residence of the securityholder, the acquisition and transfer of exchange Series 5 preferred securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of 24th September and exempt from Value Added Tax, in accordance with Law 37/1992, of 28th December regulating such tax.

Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the exchange Series 5 preferred securities (including imputed income deriving from the exchange of the exchange Series 5 preferred securities in relation to an exchange offer) constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25.2 of the IIT Law, and must be included in the investor’s IIT savings taxable base and taxed at a flat rate of 18%.

Both types of income are subject to a withholding on account of IIT at the rate of 18%. The individual holder may credit the withholding against his or her final IIT liability for the relevant tax year.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals who are resident in Spain for tax purposes and hold exchange Series 5 preferred securities on the last day of any year will be subject to the Spanish Net Wealth Tax for such year at marginal rates currently varying between 0.2% and 2.5% of the quoted average value of the exchange Series 5 preferred securities during the last quarter of the year during which such exchange Series 5 preferred securities were held, with an exempt amount established by the competent autonomous community (comunidad autónoma), or €108,182.18 if no exempt amount is established.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any exchange Series 5 preferred securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The applicable tax rates currently range between 7.65% and 81.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the exchange Series 5 preferred securities (including imputed income deriving from the exchange of the exchange Series 5 preferred securities in relation to an exchange offer) are subject to CIT (at the current general tax rate of 32.5%, which will be reduced to 30% on January 1, 2008) in accordance with the rules for this tax.

In accordance with Section 59.s) of the CIT Regulations, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds) from financial assets traded on organized markets in OECD countries.  The Issuer will make an application for the exchange Series 5 preferred securities to be traded on the New York Stock Exchange prior to the First Distribution Date after the exchange offer and, upon admission to trading on the New York Stock Exchange, the exchange Series 5 preferred securities will fulfill the requirements set forth in the legislation for exemption from withholding.

The Directorate General for Taxation (Dirección General de Tributos—“DGT”), on 27th July 2004, issued a ruling indicating that in the case of issues made by entities resident in Spain, as in the case of the Issuer, application of the exemption requires that the exchange Series 5 preferred securities be placed outside Spain in another OECD country.  The Issuer considers that the issue of the exchange Series 5 preferred securities will fall within this exemption as the exchange Series 5 preferred securities are to be sold outside Spain and in the international capital markets and none of the entities initially placing the exchange Series 5 preferred securities is resident in Spain.  Consequently, the Issuer will not withhold on distributions to Spanish CIT taxpayers that provide relevant information to qualify as such. If the Spanish tax authorities maintain a different opinion on this matter, however, the Issuer will be bound by that opinion and, with immediate effect, will make the appropriate withholding and the Issuer and the Guarantor will not, as a result, pay additional amounts.

In order to implement the exemption from withholding, the procedures laid down in the Order of 22nd December 1999 will be followed. No reduction percentage will be applied. See “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Spanish legal entities are not subject to the Spanish Net Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the exchange Series 5 preferred securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the exchange Series 5 preferred securities in their taxable income for Spanish CIT purposes.

Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a)                 Non-Spanish resident investors acting through a permanent establishment in Spain

If the exchange Series 5 preferred securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such exchange Series 5 preferred securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades).”  Ownership of the exchange Series 5 preferred securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)                 Non-Spanish resident investors not acting through a permanent establishment in Spain

Both distributions periodically received and income derived from the transfer, redemption or repayment of the exchange Series 5 preferred securities (including income deriving from the exchange of the exchange Series 5 preferred securities in relation to an exchange offer), obtained by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to the exchange Series 5 preferred securities, through a permanent establishment in Spain, are exempt from NRIT.

This exemption is not applicable if such income is obtained through countries or territories classified as tax havens, as listed below (being those included in Royal Decree 1080/1991, of 5th July, as amended), in which case such income will be subject to NRIT in Spain at the rate of 18% which the Issuer will withhold.

In order to be eligible for the exemption from NRIT, it is necessary to comply with certain information obligations relating to the identity and residence of the beneficial owners entitled to receive distributions on the exchange Series 5 preferred securities, in the manner detailed under “—Evidencing of Beneficial Owner Residency in Connection with Distributions and income obtained from the Exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities” as laid down in section 12 of Royal Decree 2281/1998, as promulgated by Royal Decree 1778/2004 (which will be replaced by Section 44 of Royal Decree 1065/2007 as of January 1, 2008).  If these information obligations are not complied with in the manner indicated, the Issuer will withhold 18% and the Issuer will not pay additional amounts.

Regarding imputed income derived from the exchange of the exchange Series 5 preferred securities under an exchange offer, the Issuer, if applicable in accordance with the preceding paragraphs, will be required to withhold tax (currently at the rate of 18%) on the difference between the then-current market value of the securities received and the issuance price of the restricted Series 5 preferred securities delivered by such beneficial owners in exchange. In order to withhold such amount, the Issuer will deduct the amount from any net distribution payment made to beneficial owners of the exchange Series 5 preferred securities in the exchange offer on or immediately following the settlement date of such an exchange offer (in addition to the withholding tax corresponding to such distribution payment) or in the event that the amount of the withholding tax to be collected pursuant to an exchange operation exceeds the amount of such net distribution payment, the procedure described in section E of Article II of Annex A to this prospectus will be followed.  According to this procedure, the Issuer will arrange for the sale in the secondary market of an appropriate quantity of securities received upon an exchange of the exchange Series 5 preferred securities under an exchange offer (the “Exchange Preferred Securities”) as may be necessary to provide cash in sufficient amounts to meet the relevant beneficial owner’s withholding tax liability with respect to the exchange of Preferred Securities to Exchange Preferred Securities.  Beneficial owners (and DTC participants acting on their behalf) are advised that any transfer or sale of the Exchange Preferred Securities pursuant to the above mentioned procedure may give rise to a taxable income equal to the positive difference between the transfer value of the Exchange Preferred Securities and their acquisition value. Such income will not be subject to withholding tax in Spain unless the relevant transfer or sale is channeled through a Spanish financial entity acting on behalf of the transferor.  The above notwithstanding, the non-Spanish resident beneficial owner will have to pay the relevant tax quota, if any, on the income deriving from the transfer or sale of the Exchange Preferred Securities unless the exemption described in the preceding paragraphs applies.

The Issuer believes that the filing with the SEC of a shelf registration statement in order to allow public sales of the exchange Series 5 preferred securities in the United States and to U.S. persons will not entail the existence of a taxable event (i.e., exchange) under Spanish tax law, either at the time of filing the shelf registration statement or at the time of any resale of the exchange Series 5 preferred securities.  Nevertheless, the resale of the exchange Series 5 preferred securities under a shelf registration statement will be treated for Spanish tax purposes as any other transfer of such securities, with the tax consequences described in the preceding paragraphs.

Payments of liquidated damages as provided under “Exchange Offer And Registration Rights” of this prospectus may be characterized as an indemnity under Spanish law and therefore should be made free of withholding or deduction on account of Spanish taxes. This notwithstanding, non-Spanish resident beneficial owners that receive payments of liquidated damages will have to pay the corresponding tax on the gross amount of income obtained unless an exemption from Spanish tax or a reduced tax rate is provided by the Spanish law or by an applicable convention for the avoidance of double taxation entered into by Spain and such beneficial owner’s country of residence. The Issuer believes that under the convention for the avoidance of double taxation entered into between the United States and Spain, income in respect of liquidated damages payments obtained by beneficial owners that are resident in the U.S. for the purposes of such convention and entitled to its benefits may be treated as “Other Income” and therefore may only be subject to tax in the U.S.

Beneficial owners not resident in Spain for tax purposes and entitled to exemption from NRIT who do not timely provide evidence of their tax residency in accordance with the procedure described in detail below, may obtain a refund of the amount withheld from the Issuer by following a quick refund procedure or, otherwise, directly from the Spanish tax authorities by following the standard refund procedure described below under “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities.” Beneficial owners who have been subject to Spanish withholding tax on income derived from (i) the repayment of principal at the Maturity Date or any earlier date of redemption of exchange Series 5 preferred securities issued with OID or (ii) the exchange of the exchange Series 5 preferred securities in relation to an exchange offer may obtain a refund of the amount withheld directly from the Spanish tax authorities. Beneficial owners are advised to consult their own tax advisers regarding their eligibility to claim a refund from the Spanish tax authorities and the procedures to be followed in such circumstances.

Net Wealth Tax (Impuesto sobre el Patrimonio)

To the extent that income derived from exchange Series 5 preferred securities is exempt from NRIT, individual beneficial owners not resident in Spain for tax purposes who own interests in such exchange Series 5 preferred securities on the last day of any year will be exempt from Net Wealth Tax. Furthermore, individual beneficial owners resident in a country with which Spain has entered into a double tax treaty in relation to Wealth Tax that provides for taxation in such beneficial owner’s country of residence will not be subject to such tax.

If the provisions of the foregoing two sentences do not apply, individuals not resident in Spain for tax purposes who own interests in exchange Series 5 preferred securities on the last day of any year will be subject to the Spanish

Net Wealth Tax at marginal rates currently varying between 0.2% and 2.5% of the quoted average value of the exchange Series 5 preferred securities during the last quarter of the year during which such exchange Series 5 preferred securities were held.

Non-Spanish resident legal entities are not subject to the Spanish Net Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over exchange Series 5 preferred securities by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance Tax.  In such case, the provisions of the relevant double tax treaty will apply.

Non-resident legal entities which acquire ownership or other rights over the exchange Series 5 preferred securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.  Such acquisitions will be subject to NRIT (as described above), without prejudice to the provisions of any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income in the country of residence of the beneficiary.

Tax Rules for exchange Series 5 preferred securities not Listed on an Organized Market in an OECD Country

Withholding on Account of IIT, CIT and NRIT

If the exchange Series 5 preferred securities are not listed on an organized market in an OECD country on any Distribution Record Date, distributions to beneficial owners in respect of the exchange Series 5 preferred securities will be subject to withholding tax at the current rate of 18%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by the Spanish law or by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner. Individuals and entities that may benefit from such exemptions or reduced tax rates would have to follow either the “—Quick Refund Procedures” or the “—Standard Refund Procedure” described below under “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities” in order to obtain a refund of the amounts withheld.

Net Wealth Tax (Impuesto sobre el Patrimonio)

If the exchange Series 5 preferred securities are not listed on an organized market in an OECD country on the last day of any year, individuals (whether or not resident in Spain for tax purposes) holding exchange Series 5 preferred securities on the last day of any such year will be subject to the Spanish Net Wealth Tax for such year, unless in the case of individual investors not resident in Spain for tax purposes a double tax treaty applies, at marginal rates currently varying between 0.2% and 2.5% of the face value of the exchange Series 5 preferred securities held, with an exempt amount (for individuals resident in Spain for tax purposes) established by the competent autonomous community (comunidad autónoma), or €108,182.18 if no exempt amount is established.

Tax Rules for Payments Made by the Guarantor

Payments made by the Guarantor to securityholders will be subject to the same tax rules previously set out for payments made by the Issuer.

Tax Havens

Pursuant to Royal Decree 1080/1991, of 5 July, as amended, the following are each considered to be a tax haven:

Aruba,
British Virgin Islands,	Jamaica,	Republic of Trinidad and Tobago,
Cayman Islands,	Kingdom of Bahrain,	Republic of Vanuatu,
Channel Islands (Jersey and Guernsey),	Macao,	Saint Lucia,
Falkland Islands,	Marianas Islands,	Saint Vincent & the Grenadines
Fiji Islands,	Mauritius,	Solomon Islands,
Gibraltar,	Montserrat,	Sultanate of Brunei,
Grand Duchy of Luxembourg Area
(only as regards the income received
by the Companies referred to in
paragraph 1 of the Protocol
annexed to the Avoidance of Double
Taxation Treaty, dated 3rd June 1986
entered into by Spain and Luxembourg),
	Netherlands Antilles, Principality of Andorra, Principality of Liechtenstein, Principality of Monaco, Republic of Cyprus, Republic of Lebanon, Republic of Liberia,	Sultanate of Oman, The Bahamas, The Bermuda Islands, The Cook Islands, The Island of Anguilla, The Island of Barbados, The Republic of Dominica,
Grenada,	Republic of Nauru,	Turks and Caicos Islands, and
Hashemite Kingdom of Jordan,	Republic of Panama,	Virgin Islands (of the United
Hong-Kong,	Republic of San Marino,	States).
Islands of Antigua and Barbuda,	Republic of Seychelles,
Isle of Man,	Republic of Singapore,

Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities

As described under “Taxation—Spanish Tax Considerations—Individual and Legal Entities with no Tax Residency in Spain”, interest and other financial income (such as imputed income derived from the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities) paid with respect to the exchange Series 5 preferred securities for the benefit of non-Spanish resident investors not acting, with respect to the exchange Series 5 preferred securities, through a permanent establishment in Spain will not be subject to Spanish withholding tax unless such non-resident investor is resident in, or obtains income through, a “tax haven” territory (as defined in Royal Decree 1080/1991, of 5 July, as amended) or fails to comply with the relevant tax information procedures.

The information obligations to be complied with in order to apply the exemption are those laid down in Section 12 of the Spanish Royal Decree 2281/1998 (“Section 12”), as amended by Royal Decree 1778/2004 (which will be replaced by Section 44 of Royal Decree 1065/2007 as of January 1, 2008), being the following:

In accordance with sub-section 1 of Section 12, an annual return must be filed with the Spanish tax authorities, by the Guarantor, specifying the following information with respect to the exchange Series 5 preferred securities:

(A)  the identity and country of residence of the recipient of the income on the exchange Series 5 preferred securities (when the income is received on behalf of a third party (i.e., a beneficial owner), the identity and country of residence of that third party);

(B)  the amount of income received; and

(C)  details identifying the exchange Series 5 preferred securities.

In accordance with sub-section 3 of Section 12, for the purpose of preparing the annual return referred to in sub-section 1 of Section 12, certain documentation regarding the identity and country of residence of the beneficial owners obtaining income on the exchange Series 5 preferred securities must be submitted to the Issuer and the Guarantor in advance of each Distribution Record Date, as specified in more detail in Annexes A and B to this prospectus.

In addition to the above, as described under “Taxation—Spanish Tax Considerations—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”, Spanish CIT taxpayers will not be subject to withholding tax on income derived from the exchange Series 5 preferred securities, provided that such CIT taxpayers provide relevant information to qualify as such in advance of each Distribution Record Date.

In light of the above, the Issuer, the Guarantor, the Paying Agent, DTC and Acupay have arranged certain procedures to facilitate the collection and verification of information concerning the identity and country of residence of beneficial owners (either non-Spanish resident or CIT taxpayers) holding through a Qualified Institution (as defined below) through and including each relevant Distribution Record Date. The delivery of such information, while the exchange Series 5 preferred securities are in global form, will be made through the relevant direct or indirect participants in DTC. The Issuer will withhold at the then-applicable rate (currently 18%) from any distribution payment or imputed income derived from the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities as to which the required information has not been provided or the required procedures have not been followed.

The procedures set forth under “—Tax Relief at Source Procedure” (see Article I and II of Annex A to this prospectus) are intended to identify beneficial owners who are (i) corporations resident in Spain for tax purposes, or (ii) individuals or legal entities not resident in Spain for tax purposes, that do not act with respect to the exchange Series 5 preferred securities through a permanent establishment in Spain and that are not resident in, and do not obtain income deriving from the exchange Series 5 preferred securities through, a country or territory defined as a tax haven jurisdiction by Royal Decree 1080/1991, of 5 July, as amended.

These procedures are designed to facilitate the collection of certain information concerning the identity and country of residence of the beneficial owners mentioned in the preceding paragraph (who therefore are entitled to receive income in respect of the exchange Series 5 preferred securities free and clear of Spanish withholding taxes) who are participants in DTC or hold their interests through participants in DTC, provided in each case, that the relevant DTC participant is a central bank, other public institution, international organization, bank, credit institution or financial entity, including collective investment institutions, pension fund or insurance entity, resident either in an OECD country (including the United States) or in a country with which Spain has entered into a double taxation treaty subject to a specific administrative registration or supervision scheme (each, a ‘‘Qualified Institution’’).

Beneficial owners who are entitled to receive income in respect of the exchange Series 5 preferred securities free of any Spanish withholding taxes but who do not hold their exchange Series 5 preferred securities through a Qualified Institution will have Spanish withholding tax withheld from distribution payments and other financial income paid with respect to their exchange Series 5 preferred securities at the then-applicable rate (currently 18%). Beneficial owners who do not hold their exchange Series 5 preferred securities through a Qualified Institution can follow the “—Quick Refund Procedure” set forth in Article III of Annex A or the “—Direct Refund from Spanish Tax Authorities Procedure” set forth in Article II of Annex B, in order to have such withheld amounts refunded.

A detailed description of these procedures is set forth in Annex A and Annex B to this prospectus.

Beneficial owners, their custodians or DTC participants with questions about these Spanish tax information reporting and withholding procedures, including the submission of tax certification information and a certificate of tax residence issued by the relevant tax authority of the beneficial owner’s country of residence, may contact Acupay at one of the following locations. Please mention the CUSIP or ISIN for the relevant Series 5 preferred securities when contacting Acupay (CUSIP Nos. 80281R508 or 80281RAA0 or ISIN Nos. US80281R5081 or US80281RAA05. There is no cost for this assistance.

Via email: info@acupaysystem.com

By post, telephone or fax:

IN LONDON:	IN NEW YORK:
Acupay System LLC Attention: Nina Santa-Maria First Floor 28 Throgmorton Street London EC2N 2AN United Kingdom Tel. 44-(0)-207-382-0340 Fax. 44-(0)-207-256-7571	Acupay System LLC Attention: Sabrina Cruz 30 Broad Street – 46th Floor New York, N.Y. 10004 USA Tel. 1-212-422-1222 Fax. 1-212-422-0790

EU Savings Directive

Under the European Union Council Directive 2003/48/EU on the taxation of savings income, Member States are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State.  However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).  A number of non-European Union countries and territories, including Switzerland, have agreed to adopt similar measures (a withholding system in the case of Switzerland).

Material U.S. Federal Income Tax Considerations

In the opinion of Davis Polk & Wardwell, the following is a discussion of material U.S. federal income tax consequences of exchanging restricted Series 5 preferred securities for exchange Series 5 preferred securities and the ownership of exchange Series 5 preferred securities to the U.S. Holders described below, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a particular person’s decision to exchange such securities.  This discussion does not address U.S. state, local and non-U.S. tax consequences.  The discussion applies only to U.S. Holders who hold exchange Series 5 preferred securities as capital assets for U.S. federal income tax purposes and it does not address special classes of holders, such as:

•	regulated investment companies;

•	real estate investment trusts;

•	certain financial institutions;

•	dealers and certain traders in securities or foreign currencies;

•	insurance companies;

•	persons holding exchange Series 5 preferred securities as part of a hedge, straddle, conversion or other integrated transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations; or

•	persons that own or are deemed to own 25% or more of the Issuer’s capital.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof.  These laws are subject to change, possibly on a retroactive basis.  Prospective investors should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of exchange Series 5 preferred securities in their particular circumstances.

As used herein, a ‘‘U.S. Holder’’ is a beneficial owner of preferred securities that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Taxation of Exchange Offer

The exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities will not constitute a taxable exchange for U.S. federal income tax purposes.  For such purposes, a U.S. Holder will have the same tax basis and holding period in the exchange Series 5 preferred securities as it did in the restricted Series 5 preferred securities at the time of exchange.

Taxation of Distributions

Subject to the discussion under “Passive Foreign Investment Company Rules” below, distributions received by a U.S. Holder on exchange Series 5 preferred securities will constitute dividend income to the extent paid out of the Issuer’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).  Corporate U.S. Holders will not be entitled to claim the dividends-received deduction with respect to dividends paid by the Issuer.  Subject to applicable limitations, dividends paid on the exchange Series 5 preferred securities that are listed on the New York Stock Exchange received by certain non-corporate U.S. Holders in taxable years beginning before January 1, 2011 will be taxable at the favorable rates. Non-corporate U.S. Holders should consult their own tax advisors to determine whether they are subject to any special rules that limit their ability to be taxed at these favorable rates.  Legislation has been introduced that could deny favorable rates of tax to dividends paid with respect to instruments such as the exchange Series 5 preferred securities.  This legislation would be effective for dividends received after its enactment.

Distributions with respect to the exchange Series 5 preferred securities will generally constitute foreign-source income, which may be relevant to a U.S. Holder in calculating the holder’s foreign tax credit limitation.  The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.

Sale and Other Disposition of the Shares

Subject to the discussion under “Passive Foreign Investment Company Rules” below, a U.S. Holder will generally recognize capital gain or loss on the sale or other disposition of exchange Series 5 preferred securities, which will be long-term capital gain or loss if the holder has held such exchange Series 5 preferred securities for more than one year.  The amount of the U.S. Holder’s gain or loss will be equal to the difference between the amount realized on the sale or other disposition and such holder’s tax basis in such exchange Series 5 preferred securities, and will generally be U.S. source income for purposes of computing the holder’s foreign tax credit limitation.

Passive Foreign Investment Company Rules

Based upon certain look-through rules applicable to related parties and proposed Treasury regulations which are not yet in effect but are proposed to become effective for taxable years beginning after December 31, 1994 (the ‘‘Proposed Regulations’’), the Issuer believes that it was not a passive foreign investment company (a ‘‘PFIC’’) for U.S. federal income tax purposes for its most recent taxable year and does not expect to be considered a PFIC in the foreseeable future.  However, since there can be no assurance that the Proposed Regulations will be finalized in their current form and since PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that the Issuer will not be considered a PFIC for any taxable year.  If the Issuer were a PFIC for any year in which a U.S. Holder held exchange Series 5 preferred securities, certain adverse U.S. federal income tax consequences could apply to the U.S. Holder, which may be mitigated if the holder makes certain U.S. federal income tax elections. The Issuer and the Guarantor will use reasonable efforts to operate the Issuer in such a manner that the Issuer does not become a PFIC. If the Issuer concludes that it is a PFIC for any taxable year, it will promptly inform U.S. Holders of such conclusion and provide such information as is reasonably required in order to enable the holders to satisfy relevant U.S. federal income tax reporting requirements arising as a result of the Issuer’s PFIC status and to make available certain U.S. federal income tax elections.

If a U.S. Holder owns exchange Series 5 preferred securities during any year in which the Issuer is a PFIC, the holder must file an IRS Form 8621.  In addition, if the Issuer were a PFIC for a taxable year in which it pays a dividend or for the prior taxable year, the favorable dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and to backup withholding unless the U.S. Holder is a corporation or other exempt recipient or, in the case of backup withholding, the holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange Series 5 preferred securities for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange Series 5 preferred securities.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange Series 5 preferred securities received in exchange for restricted Series 5 preferred securities where exchange Series 5 preferred securities were acquired as a result of market-making activities or other trading activities.  We have agreed that, for a period of 90 days after the Exchange Offer Expiry Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of exchange Series 5 preferred securities received by it in exchange for restricted Series 5 preferred securities.

The Issuer will not receive any proceeds from any sale of exchange Series 5 preferred securities by broker-dealers.

Exchange Series 5 preferred securities received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions, including:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange Series 5 preferred securities; or

•	a combination of those methods of resale;

at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

Any resale may be made:

•	directly to purchasers or

•	to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange Series 5 preferred securities.

Any broker-dealer that resells exchange Series 5 preferred securities that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those exchange Series 5 preferred securities may be considered to be an “underwriter” within the meaning of the Securities Act.  Any profit on any resale of those exchange Series 5 preferred securities and any commission or concessions received by any of those persons may be considered to be underwriting compensation under the Securities Act.  By acknowledging that it will deliver a prospectus and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Exchange Offer Expiry Date, we will through the Tax Certification and Exchange Agent promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents. Requests should be submitted to the Tax Certification and Exchange Agent.  We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the restricted Series 5 preferred securities, and any broker-dealers that hold exchange Series 5 preferred securities, against some liabilities, including liabilities under the Securities Act.

VALIDITY OF THE EXCHANGE SERIES 5 PREFERRED SECURITIES

The validity of the exchange Series 5 preferred securities offered and exchanged in this offering, together with the guarantees, will be passed upon by Natalia Butragueño, Spanish counsel for the Guarantor, and Davis Polk & Wardwell, U.S. counsel for the Guarantor. As to all matters of Spanish law, Davis Polk & Wardwell will rely upon Natalia Butragueño. As to all matters of U.S. law, Natalia Butragueño will rely upon Davis Polk & Wardwell.

EXPERTS

The consolidated financial statements and management report on the effectiveness of internal control over financial reporting incorporated in this prospectus from the Annual Report of Banco Santander, S.A. (formerly named Banco Santander Central Hispano, S.A.) on Form 20-F for the year ended December 31, 2006 have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports which are incorporated herein (which reports (1) express an unqualified opinion on the consolidated financial statements of the Bank and include an explanatory paragraph stating that the EU-IFRS required to be applied under Bank of Spain's Circular 4/2004 vary in certain significant respects from U.S. GAAP, that the information relating to the nature and effect of such differences is presented in Notes 58 and 59 to the consolidated financial statements of the Bank, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Please refer to Item 8 of our 2006 Form 20-F and to Item 7 of our June 30, 2007 Form 6-K.

F-1

ANNEX A

Procedures for Spanish Withholding Tax Documentation For Preferred Securities
Held Through an Account at The Depository Trust Company

Capitalized terms used but not otherwise defined in this Annex A shall have the meaning ascribed to them elsewhere in this prospectus.

Article I

Tax Relief at Source Procedure (procedure that complies with Spanish Law 13/1985
(as amended by Law 19/2003 and Law 23/2005) and Royal Decree 2281/1998,
as amended by Royal Decree 1778/2004 (which will be replaced by Royal Decree 1065/2007 as of January 1, 2008)
for Cash Distributions on Preferred Securities and Exchange Series 5 preferred securities

A.	DTC participant Submission and Maintenance of Beneficial Owner Information

1. At least seventeen but no more than twenty New York Business Days prior to each record date (each, a “Distribution Record Date”) preceding a cash distribution payment date on the Preferred Securities (each, a “Distribution Payment Date”), the Issuer shall instruct Acupay System LLC, the tax certification agent (“Acupay”) to, and Acupay shall, (i) provide The Depository Trust Company (“DTC”) an issuer notice that will form the basis for a DTC “Important Notice” (the “Notice”) regarding the relevant cash distribution and tax relief entitlement information for the Preferred Securities, (ii) request DTC to post such notices on its website as a means of notifying direct participants of DTC (“DTC participants”) of the requirements described in this Annex A and Annex B, (iii) transmit the relevant contents of such notices to the London Stock Exchange and, if required, any applicable self-regulatory organization in the United States, (iv) distribute the relevant contents of such notices via one or more recognized financial information services and (v) provide a copy of such notices to the Paying Agent.  A “New York Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in The City of New York are required or authorized by law, regulation or executive order to close.

2. Beginning at 8:00 a.m. New York City time on the tenth New York Business Day prior to each Distribution Record Date and continuing until 8:00 p.m. New York City time on the fourth New York Business Day prior to each Distribution Record Date (the “Standard Deadline”), each DTC participant must, to the extent it has not previously done so, enter directly into the designated system established and maintained by Acupay (the “Acupay System”) the beneficial owner identity and residence information required by Spanish tax law (as set forth in Article I of Annex B) in respect of the portion of such DTC participant’s position in the Preferred Securities that at such time is exempt from Spanish withholding tax (the “Beneficial Owner Information”) and must update such Beneficial Owner Information as described in paragraph A.3 of this Article I of Annex A below.

3. Each DTC participant must ensure the accuracy of the previously-submitted Beneficial Owner Information, irrespective of any changes in, or in beneficial ownership of, such DTC participant’s position in the Preferred Securities as of 8:00 p.m. New York City time on each Distribution Record Date. The Acupay System will remain available for making such adjustments until 8:00 p.m.  New York City time on the third New York Business Day after such Distribution Record Date. All changes in beneficial ownership must be reflected, including those changes (via Acupay), which do not impact the DTC participant’s overall position at DTC or the portion of that position at DTC as to which no Spanish withholding tax is required.

4. Beginning at 9:00 a.m. on the first New York Business Day after the related Distribution Record Date and continuing until 8:00 p.m. on the third New York Business Day immediately following each Distribution Record Date (the “EDS Cut-off”), each DTC participant that has submitted Beneficial Owner Information in accordance with paragraphs A.2 and A.3 of this Article I of Annex A must make an election via the DTC Elective Dividend Service (“EDS”) certifying that such portion of Preferred Securities for which it submitted such Beneficial Owner Information is exempt from Spanish withholding tax (the “EDS Election”).

5. Beginning at 7:45 a.m. New York City time on the fourth New York Business Day following the Distribution Record Date (the “Final Verification Date”), Acupay will perform the final review of each DTC participant’s Beneficial Owner Information, EDS Elections and changes in DTC position between the Standard Deadline and the Distribution Record Date through the Acupay Verification Procedures (as defined below).  Based on these Acupay Verification Procedures, Acupay will (i) seek to notify any affected DTC participant until 9:45 a.m. New York City time on the Final Verification Date of any inconsistencies among these data, or erroneous or incomplete information provided by such DTC participant and (ii) use its best efforts to obtain revised Beneficial Owner Information and/or EDS Elections from any such DTC participant as necessary to correct any inconsistencies, erroneous or incomplete information.  For this purpose, Acupay will accept revisions to Beneficial Owner Information until 9:45 a.m. New York City time and DTC will accept requests for changes to EDS elections at the request of DTC participants until 9:45 a.m. New York City time on the Final Verification Date.  The failure to correct any such inconsistencies (including the failure to fax or send PDF copies of new or amended Tax Certificates (as defined below)) by 9:45 a.m. New York City time on the Final Verification Date (or if Acupay, despite its best efforts to do so, does not confirm receipt of such correction by 9:45 a.m. New York City time on the Final Verification Date) will result in the payments in respect of the entirety of such DTC participant’s position being made net of Spanish withholding tax.  The EDS Elections received by DTC as of 9:45 a.m. New York City time on the Final Verification Date shall determine the eligibility of each DTC participant for the Quick Refund Procedures set out in Article III, Section A.1.

DTC will transmit the final “Report to Paying Agent” to Acupay by 10:30 a.m. New York City time on the Final Verification Date setting forth each DTC participant’s position in the Preferred Securities as of 8:00 p.m. New York City time on the Distribution Record Date and the portion of each such DTC participant’s position in the Preferred Securities on which cash distributions should be made net of Spanish withholding tax and the portion that should be made without Spanish withholding tax being assessed, as applicable, based on the status of the EDS Elections for each DTC participant as of 9:45 a.m. New York City time on the Final Verification Date.

Acupay shall immediately, but no later than 11:00 a.m. New York City time on the Final Verification Date, release (through a secure data upload/download facility) PDF copies of the final Report to Paying Agent to the Paying Agent and the Issuer, along with PDF copies of the related signed Tax Certificates (as defined below) to the Issuer.  Neither DTC nor Acupay will permit any amendments or changes to Beneficial Owner Information or EDS Elections (or any Tax Certificates related thereto) as reflected in the final Report to Paying Agent.  All such information shall remain unchanged after such time.

B.	Tax Certificate Production and Execution

After entry of new or amended Beneficial Owner Information into the Acupay System by a DTC participant at any time on or before the relevant Distribution Record Date or, under certain circumstances, before 9:45 a.m. of the Final Verification Date, the Acupay System will produce completed forms of Exhibit I, Exhibit II or Exhibit III to Annex B (as required by Spanish law) (the “Distribution Tax Certificates”), which shall summarize the Beneficial Owner Information introduced and maintained by such DTC participant into the Acupay System. When any Distribution Payment Date is also the redemption date for the Preferred Securities, and if the Preferred Securities were initially issued below par with an original issue discount (“OID”), a separate set of Tax Certificates (the “OID Tax Certificates,” and together with the Distribution Tax Certificates, the “Tax Certificates”) will be generated by the Acupay System reporting income resulting from the payment of OID at redemption.  Such DTC participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificates directly to Acupay. The original of each Tax Certificate must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the Distribution Payment Date.  All Tax Certificates will be dated as of the relevant Distribution Record Date and must refer to beneficial ownership positions existent at 8:00 p.m. New York City time on the Distribution Record Date.

NOTE: A DTC participant that obtains favorable tax treatment through the relief at source procedure and fails to submit to Acupay the original physical Tax Certificates as described above may be prohibited by the Issuer from using this procedure to obtain favorable tax treatment for future payments.  In such event, the DTC participant will receive any future cash distribution on their entire position net of the applicable Spanish withholding tax (currently at the rate of 18%) and relief will need to be obtained directly from the Spanish tax authorities by following the standard refund procedure established by Spanish tax law.

C.	Additional Acupay and DTC Procedures

1. In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks (collectively, the “Acupay Verification Procedures”):

a. comparing the Beneficial Owner Information and Tax Certificates provided in respect of each DTC participant’s position with the EDS Elections provided by that DTC participant in order to determine whether any discrepancies exist between such information, the corresponding EDS Elections and such DTC participant’s position in the Preferred Securities at DTC;

b. collecting and collating all original Tax Certificates received from DTC participants;

c. reviewing the Beneficial Owner Information and the Tax Certificates using appropriate methodology in order to determine whether the requisite fields of Beneficial Owner Information have been supplied and that such fields of information are responsive to the requirements of the Tax Certificates in order to receive payments without Spanish withholding tax being assessed; and

d. liaising with the relevant DTC participants in order to request that such DTC participants revise any Tax Certificates identified pursuant to the procedures set forth above as containing incomplete or inaccurate information.

2. By 9:30 a.m. New York City time on the New York Business Day following the Standard Deadline, DTC will transmit to Acupay a report (the “Standard Deadline Cut-off Report”) confirming DTC participant positions as of Standard Deadline. By 12:00 p.m. New York City time on the New York Business Day following the Standard Deadline, Acupay will transmit to DTC a provisional summary report of all Beneficial Owner Information which has been submitted through the Acupay System as of the Standard Deadline, provisionally confirmed, to the extent possible, against the information set forth in the Standard Deadline Cut-off Report.  The provisional summary report shall set forth (i) the position in the Preferred Securities held by each DTC participant as of the Standard Deadline and (ii) the portion of each DTC participant’s position in the Preferred Securities in respect of which Tax Certificates have been provided to support the payment of cash distribution without Spanish withholding tax being assessed.

3. Acupay will forward original paper Tax Certificates it receives for receipt by the Issuer no later than the 18th calendar day of the month immediately following each Distribution Payment Date.  Acupay shall maintain records of all Tax Certificates (and other information received through the Acupay System) for five years from each related Distribution Payment Date to which such information applies, and shall, during such period, make copies of such records available to the Issuer at all reasonable times upon request.  In the event that the Issuer notifies Acupay in writing that it is the subject of a tax audit, Acupay shall maintain such duplicate back-up copies until the relevant statute of limitations applicable to any tax year subject to audit expires.

D.	Distribution Payments

1. On or prior to each Distribution Payment Date, the Issuer will transmit to the Paying Agent an amount of funds sufficient to make cash distributions on the outstanding number of Preferred Securities without Spanish withholding tax being assessed.

2. By 1:00 p.m. New York City time on each Distribution Payment Date, the Paying Agent will (i) pay the relevant DTC participants (through DTC) for the benefit of the relevant beneficial owners the cash distribution gross or net of Spanish withholding tax, as set forth in the final Report to Paying Agent and (ii) promptly return the remainder to the Issuer. The transmission of such amounts shall be contemporaneously confirmed by the Paying Agent to Acupay. The Issuer has authorized the Paying Agent to rely on the final Report to Paying Agent in order to make the specified payments on each Distribution Payment Date. Notwithstanding anything herein to the contrary, the Issuer may direct the Paying Agent to make cash distributions on the Preferred Securities, as the case may be, in a manner different from that set forth in the final Report to Paying Agent if the Issuer (i) determines that there are any inconsistencies with or errors in the Tax Certificates provided or any information set forth therein is, to the Issuer’s knowledge, inaccurate, and (ii) provides notice of such determination in writing to DTC, Acupay and the

Paying Agent prior to 11:30 a.m. New York City time on the relevant Distribution Payment Date along with a list of the affected DTC participants showing the amounts to be paid to each such DTC participant.

Article II

Tax Relief at Source Procedure (procedure that complies with Spanish Law 13/1985
(as amended by Law 19/2003 and Law 23/2005) and Royal Decree 2281/1998,
as amended by Royal Decree 1778/2004 (which will be replaced by Royal Decree 1065/2007 as of January 1, 2008)
for Exchanges of restricted Series 5 preferred securities

A.	DTC participant Submission and Maintenance of Beneficial Owner Information

1. In advance of the commencement of the period (the “Exchange Offer Period”) during which holders of restricted Series 5 preferred securities may exchange restricted Series 5 preferred securities for exchange Series 5 preferred securities, the Issuer shall instruct Acupay to, and Acupay shall, (i) provide DTC an issuer notice that will form the basis for a DTC “Reorganization Notice” (the “Exchange Period Notice”) regarding the Exchange Offer Period and tax relief entitlement information for exchanges of restricted Series 5 preferred securities for exchange Series 5 preferred securities, (ii) request DTC to post such notices on its website as a means of notifying DTC participants of the requirements described in this Annex A and Annex B, (iii) transmit such notices to the London Stock Exchange and, if required, any applicable self-regulatory organization in the United States, (iv) distribute the contents of such notices via one or more recognized financial information services and (v) provide a copy of such notices to the Paying Agent.

2. Beginning at 9:00 a.m. on the first day of the Exchange Offer Period and continuing until 5:00 p.m. on the final day of the Exchange Offer Period (the “Exchange Offer Deadline”), Acupay, on behalf of the Issuer, will receive from DTC participants acceptances of offers for exchange Series 5 preferred securities by and on behalf of beneficial owners of restricted Series 5 preferred securities (each such acceptance, a “DTC Participant Exchange Instruction”). Such acceptances will be transmitted through DTC by and on behalf of each tendering beneficial owner through the reorganization processing facilities of DTC (the “DTC Reorganization System”).

It is anticipated that the Exchange Offer Expiry Date (as defined below) shall be the same day as the Distribution Record Date preceding the Distribution Payment Date immediately following the Exchange Offer Deadline.

3. In relation to each DTC Participant Exchange Instruction submitted in accordance with paragraph A.2 of this Article II of Annex A, each DTC participant must, to the extent it has not previously done so, enter directly into the Acupay System the beneficial owner identity and residence information required by the Spanish tax law and set forth in Article I of Annex B (the “Beneficial Owner Exchange Information”) in respect of any income that may be imputed to a beneficial owner of restricted Series 5 preferred securities in connection with the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities.

4. Each DTC participant must ensure the continuing accuracy of any previously-submitted Beneficial Owner Exchange Information, irrespective of any changes in, or in beneficial ownership of, such DTC participant’s position in the restricted Series 5 preferred securities, or the identity of the beneficial owner of restricted Series 5 preferred securities on whose behalf a DTC Participant Exchange Instruction is delivered, as of the Exchange Offer Deadline.  The Acupay System will remain available for making such adjustments until 8:00 p.m. New York City time on the third New York Business Day after the Exchange Offer Deadline. All changes in beneficial ownership of restricted Series 5 preferred securities must be reflected, including changes that do not impact the DTC participant’s overall position at DTC as to which DTC Participant Exchange Instructions have been submitted, or the portion of such DTC Participant’s positions at DTC as to which no Spanish withholding tax is required.

5. In no event shall the failure to submit timely Beneficial Owner Exchange Information affect the delivery of exchange Series 5 preferred securities to the relevant beneficial owner, except insofar as may be necessary in connection with the Withholding Tax Sale procedures specified in paragraph E.2 of this Article II to Annex A.

B.	Exchange Offer Tax Calculation and Tax Certificates

1. If any portion of the restricted Series 5 preferred securities held through a DTC participant has been tendered for exchange Series 5 preferred securities via the DTC Reorganization System by the Exchange Offer Deadline, a set of tax certificates (the “Exchange Income Tax Certificates”) will be generated by the Acupay System if the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities is calculated by Acupay in accordance with paragraph B.3 of this Article II of Annex A to result in the imputation of taxable income (for Spanish tax law purposes) for the relevant beneficial owners.  Such Exchange Income Tax Certificates will report the income arising from the exchange of restricted Series 5 preferred securities for exchange restricted Series 5 preferred securities.  Such income must be imputed to the beneficial owner of the restricted Series 5 preferred securities as of the Exchange Offer Deadline.

Exchange Income Tax Certificates will be dated as of the last day of the Exchange Offer Period (the “Exchange Offer Expiry Date”) and must refer to beneficial ownership positions as of the Exchange Offer Deadline. Each DTC participant will be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Exchange Income Tax Certificates directly to Acupay. The original of each Exchange Income Tax Certificate must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the Exchange Offer Expiry Date.

2. In the event that the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities is not calculated by Acupay in accordance with paragraph B.3 of this Article II of Annex A to result in the imputation of taxable income (for Spanish tax law purposes) to the relevant beneficial owners, the Acupay System will not generate Exchange Income Tax Certificates.

3. As the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities is a taxable event under Spanish tax law and for the purposes of Spanish Law 13/1985 (as amended by Law 19/2003 and Law 23/2005), the income attributable to any such exchange will be calculated by Acupay using the following methodology:

a. Prior to 10:15 a.m. New York City time on the first New York Business Day of the Exchange Offer Period (the “Initial Calculation Date”), Acupay will request Lehman Brothers Inc. (the “Reference Dealer”) to provide a bid-side quotation (expressed to the nearest 1/8th of a U.S. dollar) as of 10:00 a.m. London time on the Initial Calculation Date, for a trade involving 1,000 shares of a hypothetical issuance of exchange Series 5 preferred securities. If the Reference Dealer is unable to provide such a quotation, then Acupay shall request a price evaluation for such preferred securities from a globally recognized securities price evaluation service.

b. The quotation obtained with respect to the exchange Series 5 preferred securities will be posted on the Acupay System no later than 11:00 a.m. on the Initial Calculation Date. The positive difference, if any, between the quotation for the hypothetical 1,000 share lot of exchange Series 5 preferred securities and the issue price of 1,000 restricted Series 5 preferred securities will be employed by the Acupay System to calculate the income, if any, to be imputed to investors who exchange their restricted Series 5 preferred securities for exchange Series 5 preferred securities. In the event that such difference results in a negative number, it shall be deemed to be “0” (zero) for the purpose of this paragraph. The amount of income arising out of any exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities will be printed on each of the Exchange Income Tax Certificates produced by the Acupay System for use by the relevant DTC participants, as described below. If the amount of such income is “0” (zero), however, no tax will be attributable to the relevant exchange and no Exchange Income Tax Certificates will be (i) produced by the Acupay System relating to the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities or (ii) required to be submitted by the relevant DTC participant with respect to such exchange.

c. On the Exchange Offer Expiry Date, Acupay will repeat the price quotation and income computation procedures described within paragraphs B.3(a) and B.3(b) of this Article II of Annex A in order to determine whether such price and income amounts are materially different from the price and income amounts computed on the Initial Calculation Date.  The price quotations or evaluations employed on such day will be obtained at the times-of-day and using the methods described above.  If there is a positive or negative difference in the income as computed on the Exchange Offer Expiry Date as compared with that computed on the Initial Calculation Date equal to or less than $0.25 per $100.00 liquidation preference of restricted Series 5 preferred securities so affected, such difference (if any, and whether positive or negative) will be deemed “non-material” and will be ignored for the purpose of these procedures.  However, if such difference (whether positive or negative) is (1) greater than $0.25 per $100.00 liquidation preference of restricted Series 5 preferred securities and (2) the income computation procedures described in paragraph B.3(b) of this Article II of Annex A result in a positive number, then:

i. At 1:00 p.m. New York City time on the Exchange Offer Expiry Date, (A) all Exchange Income Tax Certificates previously received by Acupay will be cancelled in the Acupay System and (B) the Acupay System will produce replacement Exchange Income Tax Certificates to replace the relevant cancelled Exchange Income Tax Certificates.

ii. Acupay staff will transmit a request to all affected DTC participants that they (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of each duly signed replacement Exchange Income Tax Certificate directly to Acupay for receipt by 8:00 p.m. New York City time on the third New York Business Day immediately following the Exchange Offer Expiry Date.

iii. The Acupay System will use the amount of exchange income computed on the Exchange Offer Expiry Date in place of the amount of such income computed on the Initial Calculation Date, for the replacement Exchange Income Tax Certificates described in paragraph B.3(c)(i) of this Article II of Annex A.

NOTE: A DTC participant that obtains favorable tax treatment through this relief at source procedure and fails to submit to Acupay the original physical Exchange Income Tax Certificates as described above may be prohibited by the Issuer from using this procedure to obtain favorable tax treatment for future payments.  In such event, the DTC participant will receive any future cash distribution on their entire position net of applicable Spanish withholding tax (currently at the rate of 18%) and relief will need to be obtained directly from the Spanish tax authorities by following the direct refund procedure established by Spanish tax law.

C.	Additional Acupay and DTC Procedures

1. In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks with respect to the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities (collectively, the “Exchange Verification Procedures”):

a. reviewing Exchange Income Tax Certificates using appropriate methodology in order to determine whether the requisite fields of Beneficial Owner Exchange Information  have been supplied and that such fields of information are responsive to the requirements of such Exchange Income Tax Certificates and the circumstances related to the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities;

b. liaising with the relevant DTC participants in order to request that such DTC participants:

i. complete any missing or correct any erroneous Beneficial Owner Exchange Information, make any necessary revisions to the Exchange Income Tax Certificates identified pursuant to the procedures set forth above;

ii. confirm any non-exchange of restricted Series 5 preferred securities; and

c. determine based on the procedures established for that purpose in paragraph B.3 of this Article II of Annex A whether or not the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities would result in income attributable to such exchange:

i. if no income would be attributable to such exchange, no further Exchange Verification Procedures would be required;

ii. if the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities would result in income attributable to such exchange, Acupay shall determine through a review of DTC participant Exchange Instructions whether any position in the restricted Series 5 preferred securities will be exchanged for exchange Series 5 preferred securities, and:

1. if no such exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities is to be undertaken, no further Exchange Verification Procedures will be required;

2. if any such exchanges are to be undertaken, Acupay shall determine for each DTC participant submitting a DTC participant Exchange Instruction whether (A) the number of restricted Series 5 preferred securities to be exchanged for exchange Series 5 preferred securities through such DTC participant’s account as set forth in such DTC participant Exchange Instruction is consistent with the total number of restricted Series 5 preferred securities to be exchanged for exchange Series 5 preferred securities as set forth in the related Beneficial Owner Exchange Information (and reported on Exchange Income Tax Certificates) supplied by such DTC participant via the Acupay System and (B) the data set forth in such Beneficial Owner Exchange Information (and reported on the Exchange Income Tax Certificates) is consistent with the Beneficial Owner Information provided as of the Distribution Record Date immediately preceding the Exchange Settlement Date (as defined below) (and reported on the Distribution Tax Certificates dated as of such Distribution Record Date). If any data in the Exchange Income Tax Certificates or Distribution Tax Certificates described above is not consistent at 9:45 a.m. on the Exchange Settlement Date, then such Exchange Income Tax Certificates as well as any Distribution Tax Certificates dated as of the Distribution Record Date immediately preceding the Exchange Settlement Date that have been submitted by or on the behalf of such DTC participant will be disregarded by Acupay for all purposes. This would result in payments being made net of Spanish withholding tax in respect of (A) the cash distributions made on the Distribution Payment Date immediately following the Distribution Record Date immediately preceding the Exchange Settlement Date and (B) any income attributable to the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities in accordance with the procedures described in paragraph E of this Article II of Annex A.

2. Acupay will forward original paper Exchange Income Tax Certificates it receives for receipt by the Issuer no later than the 18th calendar day of the month immediately following the Exchange Offer Expiry Date. Acupay shall maintain records of all Exchange Income Tax Certificates (and other information received through the Acupay System) for five years from the Exchange Offer Expiry Date, and shall, during such period, make copies of such records available to the Issuer at all reasonable times upon request. In the event that the Issuer notifies Acupay in writing that it is the subject of a tax audit, Acupay shall maintain such duplicate back-up copies until the relevant statute of limitations applicable to any tax year subject to audit expires.

3. At 5:00 pm on the Exchange Offer Expiry Date, DTC and Acupay will confirm to each other the number of Preferred Securities for which exchange instructions have been received and accepted (the “DTC Reconciliation Report”).

D.	Exchange Settlement

1. On the Exchange Offer Expiry Date, the Issuer will announce the number of exchange offers accepted by the Exchange Offer Deadline, through notice to Acupay, the Paying Agent and DTC.

2. By 11:00 a.m. on the settlement date of the offer to exchange restricted Series 5 preferred securities for exchange Series 5 preferred securities (the “Exchange Settlement Date”), Acupay will release through a secure data upload facility to the Issuer, DTC and the Paying Agent a copy of the DTC Reconciliation Report, as well as a detailed report of the final exchanges (the “Final Exchange Report”).  Such report will indicate for each DTC participant (i) the number of restricted Series 5 preferred securities which should be exchanged for exchange Series 5 preferred securities, (ii) of such restricted Series 5 preferred securities referred to in (i), (a) the number for which no Spanish withholding taxes will need to be assessed in relation to the exchange, (b) the number for which Spanish withholding taxes will need to be assessed in relation to the exchange and (c) the amount of such Spanish withholding taxes, if any.  The Final Exchange Report will also state the tax liability attributable to each such exchange operation and the valuations employed in the computation of such tax liabilities.

3. No later than 12:00 p.m. on the Exchange Settlement Date, the Issuer shall send a notice (via secure means) to both DTC and to the Paying Agent (a “Share Issuance and Exchange Instruction”) instructing (i) DTC to deliver to each relevant DTC participant the relevant number of exchange Series 5 preferred securities in accordance with the Final Election Report, (ii) the Paying Agent to provide DTC with an initial transaction statement evidencing the issuance of such exchange Series 5 Preferred Securities as recorded on the Paying Agent’s books and records in the name of Cede & Co., as nominee for DTC and (iii) the Paying Agent to approve a drawdown request from DTC to reduce DTC’s position in the restricted Series 5 preferred securities with respect to the aggregate number of restricted Series 5 preferred securities exchanged for exchange Series 5 preferred securities.  The Issuer has authorized the Paying Agent to rely on the Final Exchange Report to serve as its Share Issuance and Exchange Instruction.

4. Notwithstanding anything herein to the contrary, the Issuer may direct the Paying Agent to ignore the Final Exchange Report and to undertake exchanges of restricted Series 5 preferred securities for exchange Series 5 preferred securities in a manner different from that set forth in the Final Exchange Report if the Issuer (i) determines that there are any inconsistencies with the exchange elections therein represented or any information set forth in the Final Exchange Report is, to the Issuer’s knowledge, inaccurate, and (ii) provides notice of such determination in writing to the Paying Agent, DTC and Acupay prior to 11:30 a.m. on the Exchange Settlement Date along with a list of the affected DTC participants showing the number of restricted Series 5 preferred securities to be exchanged for exchange Series 5 preferred securities by each such DTC participant.

5. On or prior to the Exchange Settlement Date, the Issuer will transmit (i) to the Paying Agent an Exchange Preferred Security for authentication and (ii) to DTC (or the Paying Agent as custodian for DTC) such Exchange Preferred Security, registered in the name of DTC’s nominee, Cede & Co. for delivery in book-entry only form to the relevant beneficial owners of the restricted Series 5 preferred securities.  The exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities shall be irrevocable  and the exchange Series 5 preferred securities may not be converted to restricted Series 5 preferred securities.  The terms of the exchange Series 5 preferred securities shall be binding upon any subsequent holder of such exchange Series 5 preferred securities.

6. By 3:00 p.m. on the Exchange Settlement Date, DTC shall confirm to Acupay the delivery to each relevant DTC participant of the relevant quantity of exchange Series 5 preferred securities, as adjusted for any Exchange Withholding Tax Sale (as defined below) procedures necessary in accordance with paragraph E.2 of this Article II of Annex A, in exchange for a comparable quantity of restricted Series 5 preferred securities.  Notice of the consummation of such exchange operations shall be promptly communicated to the Issuer and the Paying Agent via the Acupay System.

E.	Exchange Withholding Tax

1. In the event that the amount of Spanish withholding tax to be collected from a DTC participant pursuant to an exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities, as calculated in accordance with paragraph B.3 of this Article II of Annex A, should not exceed the amount of cash distribution income payable to such DTC participant on the Distribution Payment Date immediately succeeding the Exchange Settlement Date (after any necessary withholding with respect to such cash payment is made on such Distribution Payment Date), the Issuer’s Share Issuance and Exchange Instruction will include an instruction to the Paying Agent, Acupay and DTC to deduct the amount of cash necessary to satisfy such Spanish withholding tax liability from such cash distribution on such immediately succeeding Distribution Payment Date.  Any amounts so deducted by the Paying Agent to satisfy the relevant DTC participant’s withholding tax liability shall be promptly transmitted to the Issuer, and Acupay shall promptly confirm any such deduction to the relevant DTC participant.

2. In the event that the amount of Spanish withholding tax to be collected from a DTC participant pursuant to an exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities, as calculated in accordance with paragraph B.3 of this Article II of Annex A, should exceed the cash distribution income payable to such DTC participant on the Distribution Payment Date immediately succeeding the Exchange Settlement Date (after any necessary withholding with respect to such cash payment is made on such Distribution Payment Date), the Issuer will (i) instruct the Paying Agent to withhold from delivery on the Exchange Settlement Date and (ii) sell or arrange for the sale in the secondary market of an appropriate quantity of exchange Series 5 preferred securities, based on the valuations received by the Issuer (or Acupay on its behalf) on the Exchange Offer Expiry Date, as may be necessary to provide cash in sufficient amounts to meet such DTC participant’s withholding tax liability with respect to the exchange of restricted Series 5 preferred securities to exchange Series 5 preferred securities (the “Exchange Withholding Tax Sale”).  The Issuer’s determination of the number of exchange Series 5 preferred securities that may be withheld from delivery and offered for sale to satisfy relevant DTC participant’s withholding tax liability (including the withholding from delivery of such number of Exchange Preferred Securities as may be deemed necessary, in the sole opinion of the Issuer, to provide a suitable margin to secure the results of the Exchange Withholding Tax Sale) shall be binding on all parties. Any amounts received from the Exchange Withholding Tax Sale necessary to satisfy the relevant DTC participant’s withholding tax liability shall be promptly transmitted to the Issuer.

3. Upon the completion of the Exchange Withholding Tax Sale, the Issuer shall promptly transmit to the Paying Agent, and direct the Paying Agent (in writing) to remit to the relevant DTC participant, (i) any excess cash proceeds, net of selling agent’s fees and expenses, from the Exchange Withholding Tax Sale (via Fed-Wire), (ii) any exchange Series 5 preferred securities  that were previously withheld but remain unsold as part of the Exchange Withholding Tax Sale (via free delivery through DTC) and (iii) a letter confirming the details of the Exchange Withholding Tax Sale and the related calculation of such amounts to be so remitted.

It is expected that the foregoing procedures in relation to Exchange Withholding Tax Sales will be completed by the tenth New York Business Day following the Exchange Settlement Date.

F.	Quick Refund Procedures

1. Refunds made pursuant to the Quick Refund Procedures set forth in Article III of this Annex A, shall, in the case of income related to the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities, be limited to the amount of Spanish withholding tax liability; any excess cash proceeds, net of selling agent’s fees and expenses, from the Exchange Withholding Tax Sale will be separately paid to the relevant DTC participant in accordance with paragraph E.3 of this Article II of Annex A.

Article III

Quick Refund Procedures

References to “Preferred Securities” in this Article III of Annex A shall be deemed to include restricted Series 5 preferred securities and exchange Series 5 preferred securities.

A.	Documentation Procedures

1. Beneficial owners holding through a Qualified Institution on Whose Behalf an EDS Election was Requested by 9:45 a.m. New York City time on the relevant Final Verification Date

a. Beginning at 9:00 a.m. New York City time on the New York Business Day following each Distribution Payment Date or the Exchange Settlement Date until 5:00 p.m. New York City time on the tenth calendar day of the month following the relevant Distribution Payment Date or the Exchange Settlement Date (or if either such day is not a New York Business Day, the first New York Business Day immediately preceding such day) (the “Quick Refund Deadline”), a DTC participant (i) which is a Qualified Institution (as defined in Article I of Annex B) and holds Preferred Securities on behalf of beneficial owners entitled to exemption from Spanish withholding tax and (ii) which was paid net of Spanish withholding taxes due to a failure to comply with the “Relief at Source Procedures” set forth in Article I of this Annex A above, may submit through the Acupay System (x) Beneficial Owner Information with respect to beneficial ownership positions as to which such DTC participant had, by 9:45 a.m. New York City time on the relevant Final Verification Date, requested DTC to make an EDS election and/or (y) if relevant, Beneficial Owner Exchange Information corresponding to beneficial owners on whose behalf EDS Elections had been made as of such date and time, and for whose account Share Issuance and Exchange Instructions had been delivered by the Issuer for the Exchange Settlement Date. After entry of Beneficial Owner Information or Beneficial Owner Exchange Information into the Acupay System by such DTC participant, the Acupay System will produce completed Tax Certificates or Exchange Income Tax Certificates, as the case may be. Such DTC participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificate or Exchange Income Tax Certificate, as the case may be, directly to Acupay for receipt by Acupay no later than the Quick Refund Deadline. Any such Tax Certificates will be dated as of the Distribution Record Date and any such Exchange Income Tax Certificates will be dated as of the Exchange Offer Expiry Date.

Notwithstanding anything contained herein, any DTC participant whose request to DTC to make an EDS Election did not specify “gross treatment” with respect to at least the portion of its DTC position for which it is claiming a “quick refund” (with respect to cash distribution payments) as of 9:45 a.m. New York City time on the relevant Final Verification Date will not be permitted to follow the Quick Refund Procedures set forth in this Article III of Annex A, and any beneficial owner holding through such DTC participant will instead need to rely on the Direct Refund Procedures set forth in Article II of Annex B below.

b. Acupay will then conduct the Acupay Verification Procedures with respect to the Beneficial Owner Information and, if relevant, the Exchange Verification Procedures with respect to Beneficial Owner Exchange Information, submitted by the DTC participants pursuant to Articles I and II of this Annex A by comparing such Beneficial Owner Information or Beneficial Owner Exchange Information, as the case may be, with such DTC participant’s EDS Election or DTC participant Exchange Instructions, as the case may be, and its position in the Preferred Securities as of the Distribution Record Date and/or the related Share Issuance and Exchange Instruction for the relevant Exchange Settlement Date, as the case may be. The information as to the EDS Election, the position in the Preferred Securities of each DTC participant as of such time and, if applicable, the quantity of restricted Series 5 preferred securities tendered for exchange shall be provided to Acupay by DTC. DTC participants may, until the specified deadlines, revise such Beneficial Owner Information and Beneficial Owner Exchange Information, as the case may be, in the Acupay System in order to cure any inconsistency detected through the Acupay Verification Procedures or Exchange Verification Procedures, as relevant.

c. Acupay will reconcile Beneficial Owner Information or Beneficial Owner Exchange Information, as the case may be, to (i) reports of DTC positions as of the Distribution Record Date, (ii)  EDS Elections as of 9:45 a.m. New York City time on the relevant Final Verification Date (as certified by DTC) and (iii) if relevant, a Share Issuance and Exchange Instruction for the appropriate Exchange Settlement Date. Acupay will collect payment instructions from DTC participants or their designees and, no later than 12:00 p.m. New York City time on the third calendar day following the Quick Refund Deadline (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), will forward PDF copies of the verified Tax Certificates or Exchange Income Tax Certificates, as the case may be, to the Issuer and the Guarantor and the payment instructions to the Issuer, the Guarantor and the Paying Agent.

2. Beneficial owners not holding through a Qualified Institution

a. Beneficial owners entitled to receive cash distribution payments, OID income or exchange income in respect of any Preferred Securities gross of any Spanish withholding taxes but who have been paid net of Spanish withholding taxes as a result of holding interests in such Preferred Securities through DTC participants who are not Qualified Institutions will be entitled to utilize the Quick Refund Procedures set forth below.

b. Such beneficial owners may request from the Issuer the reimbursement of the amount withheld by providing Acupay, as an agent of the Issuer, with (i) documentation to confirm their securities entitlement in respect of the Preferred Securities on the relevant Distribution Record Date or Exchange Offer Expiry Date, as the case may be (which documentation must include statements from (A) DTC and (B) the relevant DTC participant setting forth such DTC participant’s aggregate DTC position on the relevant Distribution Record Date or Exchange Offer Expiry Date, as the case may be) as well as the portion of such position that was paid net and gross of Spanish withholding taxes, together with an accounting record of the amounts of such position and payments which were attributable to the beneficial owner, including the number of exchange Series 5 preferred securities, if any, sold in order to provide sufficient amounts to satisfy any Spanish withholding tax liabilities that may be applicable to the exchange of restricted Series 5 preferred securities for exchange Series 5 preferred securities) and (ii) a Government Tax Residency Certificate. Such Government Tax Residency Certificate (which will be valid for a period of one year after its date of issuance) together with the information regarding the securities entitlement in respect of the Preferred Securities must be submitted to Acupay on the behalf of the Issuer no later than the Quick Refund Deadline. Acupay will collect payment instructions from DTC participants or their designees, as the case may be, and, no later than 12:00 p.m. New York City time on the third calendar day following the Quick Refund Deadline (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), will forward to the Issuer and the Guarantor PDF copies of the Government Tax Residency Certificates, and to the Issuer, the Guarantor and the Paying agent (x) the related payment instructions and (y) a reconciliation of such payment instructions to (1) the outstanding number of Preferred Securities owned through each DTC participant as of the relevant Record Date or the number of restricted Series 5 preferred securities exchanged for exchange Series 5 Preferred Securities on the Exchange Settlement Date and (2) the outstanding number of such securities on which cash distributions, OID income or exchange income was paid net of Spanish withholding tax on the relevant Payment Date or Exchange Settlement Date.

3. Early Redemption of the Preferred Securities

In the case of early redemption, Quick Refund Procedures substantially similar to those procedures set forth in this Article III of Annex A will be made available to investors. Detailed descriptions of such Quick Refund Procedures will be available upon request from Acupay in the event of such early redemption.

B.	Payment Procedures

1. Upon receipt of the relevant Tax Certificates, Exchange Income Tax Certificates and Government Tax Residency Certificates together with related documentation (if any) from Acupay pursuant to the procedures in part A. of this Article III, the Issuer will review Government Tax Residency Certificates together with related documentation (if any) and confirm the related payments no later than the 18th calendar day of the month following the relevant Distribution Payment Date or Exchange Settlement Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day).

2. On the 19th calendar day of the month following the relevant Distribution Payment Date or Exchange Settlement Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), the Issuer will make payments equal to the amounts initially withheld from DTC participants complying with the Quick Refund Procedure (net of the costs, if any associated with Exchange Withholding Tax Sales) to the Paying Agent, and the Paying Agent shall, within one New York Business Day of such date, transfer such payments to DTC participants directly for the benefit of beneficial owners.

NOTE: For the avoidance of doubt, beneficial owners shall only be entitled to receive cash refunds in connection with these Quick Refund Procedures, and nothing contained in this Article III of Annex A shall be interpreted as entitling beneficial owners to receive exchange Series 5 preferred securities in connection therewith.

ANNEX B

FORMS OF REQUIRED SPANISH WITHHOLDING TAX DOCUMENTATION AND PROCEDURES
FOR DIRECT REFUND FROM SPANISH TAX AUTHORITIES

Article I

Documentation Required by Spanish Tax Law pursuant to the Relief at Source Procedure

1. If the holder of a certificated restricted Series 5 preferred security or exchange Series 5 preferred security is not resident in Spain for tax purposes and acts for its own account and is a central bank, other public institution or international organization, a bank or credit institution or a financial entity, including collective investment institutions, pension funds and insurance entities, resident in an OECD country (including the United States) or in a country with which Spain has entered into a double tax treaty subject to a specific administrative registration or supervision scheme (each, a “Qualified Institution”), the entity in question must certify its name and tax residency substantially in the manner provided in Exhibit I to this Annex.

2. In the case of transactions in which a Qualified Institution which is a holder of certificated restricted Series 5 preferred securities or exchange Series 5 preferred securities acts as intermediary, the entity in question must, in accordance with the information contained in its own records, certify the name and tax residency of each beneficial owner not resident in Spain for tax purposes nor in a tax haven as of the Distribution Record Date or the Exchange Offer Expiry Date, as the case may be, substantially in the manner provided in Exhibit II to this Annex.

3. In the case of transactions which are channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD member country, the entity in question (i.e., the clearing system participant) must, in accordance with the information contained in its own records, certify the name and tax residency of each beneficial owner not resident in Spain for tax purposes nor in a tax haven as of the Distribution Record Date or the Exchange Expiry Date, as the case may be, substantially in the manner provided in Exhibit II to this Annex.

4. If the beneficial owner is resident in Spain for tax purposes and is subject to Spanish Corporation Tax, the entities listed in paragraphs (2) or (3) above (such as DTC participants which are Qualified Institutions) must submit a certification specifying the name, address, Tax Identification Number, the CUSIP or ISIN code of the Preferred securities, the beneficial interest in the restricted Series 5 preferred securities or exchange Series 5 preferred securities held at each Distribution Record Date or the Exchange Offer Expiry Date, as the case may be, gross income and amount withheld, substantially in the form set out in Exhibit III to this Annex.

5. In the case of beneficial owners who do not hold their interests in the restricted Series 5 preferred securities or exchange Series 5 preferred securities through Qualified Institutions or whose holdings are not channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD member country, the beneficial owner must submit (i) proof of beneficial ownership and (ii) a certificate of residency issued by the tax authorities of the country of residency of such beneficial owner (a “Government Tax Residency Certificate”).

B-1

Article II

Direct Refund from Spanish Tax Authorities Procedure

1. Beneficial owners entitled to exemption from Spanish withholding tax who have not timely followed either the “Relief at Source Procedure” procedure set forth in Article I or II of Annex A or the “Quick Refund Procedure” set forth in Article III of Annex A, and therefore have been subject to Spanish withholding tax, may request a full refund of the amount that has been withheld directly from the Spanish tax authorities.

2. Beneficial owners have up to the time period allowed pursuant to Spanish law (currently, a maximum of four years as of the relevant Distribution Record Date or the Exchange Offer Expiry Date, as the case may be) to claim the amount withheld from the Spanish Treasury by filing with the Spanish tax authorities (i) the relevant Spanish tax form, (ii) proof of beneficial ownership and (iii) a certificate of residence issued by the tax authorities of its country of residence (from the IRS in the case of U.S. resident beneficial owners).

B-2

EXHIBIT I

[English translation provided for informational purposes only]

Modelo de certificación en inversiones por cuenta propia

Form of Certificate for Own Account Investments

(nombre) (name)

(domicilio) (address)

(TIN) (tax identification number)

(en calidad de), en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 12.3.a) del Real Decreto 2281/1998 (que será  sustituido por el artículo 44.2.a) del Real Decreto 1065/2007 a partir del 1 de enero de 2008)

(function), in the name and on behalf of the Entity indicated below, for the purposes of article 12.3.a) of Royal Decree 2281/1998 (which will be replaced by Section 44.2.a) of Royal Decree 1065/2007 as of January 1, 2008)

CERTIFICO:

I CERTIFY:

1. Que el nombre o razón social de la Entidad que represento es:

that the name of the Entity I represent is:

2. Que su residencia fiscal es la siguiente:

that its residence for tax purposes is:

3. Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of

(pais, estado, ciudad), con el número

(country, state, city), under number

4. Que la Entidad que represento está sometida a la supervisión de (Organo supervisor)

that the institution I represent is supervised by (Supervision body)

en virtud de (normativa que lo regula)

under (governing rules).

Todo ello en relación con:

All the above in relation to:

Identificación de los valores poseidos por cuenta propia

Identification of securities held on own account:

1

Importe de los rendimientos

Amount of income

Lo que certifico en a de de 20

I certify the above in [location] on the [day] of [month] of [year]

2

EXHIBIT II

[English translation provided for informational purposes only]

Modelo de certificación en inversiones por cuenta ajena

Form of Certificate for Third Party Investments

(nombre) (name)

(domicilio) (address)

(TIN) (tax identification number)

(en calidad de), en nombre y representación de la Entidad abajo señalada a los efectosprevistos en el artículo 12.3.b) y c) del Real Decreto 2281/1998 (que será sustituido por el artículo 44.2.b) y c) del Real Decreto 1065/2007 a partir del 1 de enero de 2008),

(function), in the name and on behalf of the Entity indicated below, for the purposes of article 12.3.b) and c) of Royal Decree 2281/1998 (which will be replaced by Section 44.2.b) and c) of Royal Decree 1065/2007 as of January 1, 2008),

CERTIFICO:

I CERTIFY:
1. Que el nombre o razón social de la Entidad que represento es:

that the name of the Entity I represent is:

2. Que su residencia fiscal es la siguiente:

that its residence for tax purposes is:

3. Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of

(pais, estado, ciudad), con el número

(country, state, city), under number

4. Que la Entidad que represento está sometida a la supervisión de (Organo supervisor)

that the institution I represent is supervised by (Supervision body)

en virtud de (normativa que lo regula)

under (governing rules).

5.    Que, de acuerdo con los Registros de la Entidad que represento, la relación de titulares adjunta a la presente certificación, comprensiva del nombre de cada uno de los titulares no residentes, su país de residencia y el importe de los correspondientes rendimientos, es exacta, y no incluye personas o Entidades residentes en España o en los países o territorios que tienen en España la consideración de paraíso fiscal de acuerdo con las normas reglamentarias en vigor.

That, according to the records of the Entity I represent, the list of beneficial owners hereby attached, including

1

the names of all the non-resident holders, their country of residence and the amounts and the relevant amounts is accurate, and does not include person(s) or institution(s) resident either in Spain or in tax haven countries or territories as defined under Spanish applicable regulations.

Lo que certifico en a de de 20

I certify the above in [location] on the [day] of [month] of [year]

RELACIÓN ADJUNTA A CUMPLIMENTAR:

TO BE ATTACHED:

Identificación de los valores:

Identification of the securities

Listado de titulares:

List of beneficial owners:

Nombre/País de residencia/Importe de los rendimientos

Name/Country of residence/Amount of income

2

EXHIBIT III

[English translation provided for informational purposes only]

Modelo de certificación para hacer efectiva la exclusión de retención a los sujetos pasivos del Impuesto sobre Sociedades y a los establecimientos permanentes sujetos pasivos del Impuesto sobre la Renta de No Residentes

Certificate for application of the exemption on withholding to Spanish corporate income taxpayers and to permanent establishments of non-resident income taxpayers

(nombre) (name)

(domicilio) (address)

(TIN) (tax identification number)

(en calidad de), en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 59.s) del Real Decreto 1777/2004,

(function), in the name and on behalf of the Entity indicated below, for the purposes of article 59.s) of Royal Decree 1777/2004,

CERTIFICO:

I CERTIFY:

1. Que el nombre o razón social de la Entidad que represento es:

that the name of the Entity I represent is:

2. Que su residencia fiscal es la siguiente:

that its residence for tax purposes is:

3. Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of

(pais, estado, ciudad), con el número

(country, state, city), under number

4. Que la Entidad que represento está sometida a la supervisión de (Organo supervisor)

that the institution I represent is supervised by (Supervision body)

en virtud de (normativa que lo regula)

under (governing rules).

5.    Que, a través de la Entidad que represento, los titulares incluidos en la relacion adjunta, sujetos pasivos del Impuesto sobre Sociedades y establecimientos permanentes en España de sujetos pasivos del Impuesto sobre la Renta de no Residentes, son perceptores de los rendimientos indicados.

That, through the Entity I represent, the list of holders hereby attached, are Spanish Corporate Income Tax payers and permanent establishments in Spain of Non-Resident Income Tax taxpayers, and are recipients of the

1

referred income.

6. Que la Entidad que represento conserva, a disposición del emisor, fotocopia de la tarjeta acreditativa del número de identificaciôn fiscal de los titulares incluidos en la relación.

That the Entity I represent keeps, at the disposal of the Issuer, a photocopy of the card evidencing the Fiscal Identification Number of the holders included in the attached list.

Lo que certifico en a de de 20

I certify the above in [location] on the [day] of [month] of [year]

RELACION ADJUNTA:

TO BE ATTACHED:

Identificación de los valores:

Identification of the securities

Razón social/Domicilio/Número de identificación fiscal/Número de valores/Rendimientos brutos/ Retención al [●]%

Name/Domicile/Fiscal Identification Number/Number of securities/Gross income/Amount withheld at the applicable rate.

2

TAX CERTIFICATION AND EXCHANGE AGENT’S CONTACT INFORMATION

Via email: info@acupaysystem.com

By post, telephone or fax:

IN LONDON:	IN NEW YORK:
Acupay System LLC Attention: Nina Santa-Maria First Floor 28 Throgmorton Street London EC2N 2AN United Kingdom Tel. 44-(0)-207-382-0340 Fax. 44-(0)-207-256-7571	Acupay System LLC Attention: Sabrina Cruz 30 Broad Street – 46th Floor New York, N.Y. 10004 USA Tel. 1-212-422-1222 Fax. 1-212-422-0790

Website: www.acupaysystem.com/santanderpreferred

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Pursuant to resolutions adopted by the executive committee of the board of directors of Banco Santander in connection with the filing of this Registration Statement, Banco Santander has undertaken to indemnify its directors and officers against any loss, claim, damages or liabilities, and any expenses (including legal expenses) relating thereto, to which they may become subject, insofar as such liabilities arise in connection with this Registration Statement.

Pursuant to the resolutions of Santander Finance Preferred adopted by its board of directors in connection with the filing of this Registration Statement, Santander Finance Preferred has undertaken to indemnify its directors and officers against any loss, claim, damages and judgments, and any expenses (including legal expenses) relating thereto, to which they may become subject insofar as such liabilities arise in connection with this Registration Statement.

The registration rights agreement filed as Exhibit 1 to this Registration Statement provides for indemnification of directors and officers of Santander Finance Preferred by the initial purchasers parties pursuant thereto against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling Banco Santander or Santander Finance Preferred pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21.  Exhibits and Financial Statement Schedules

Exhibit No.	Document
1
Registration Rights Agreement dated as of January 31, 2007 among Banco Santander, S.A. (formerly named Banco Santander Central Hispano, S.A.), Santander Finance Preferred, S.A. Unipersonal and Lehman Brothers Inc., as Initial Purchaser

3.1	Bylaws (Estatutos) of Banco Santander, S.A. as amended(1)

3.2	Bylaws of Banco Santander, S.A., as amended (English translation)(1)

3.3	Articles of Association of Santander Finance Preferred, S.A. Unipersonal(2)

3.4	Articles of Association of Santander Finance Preferred, S.A. Unipersonal (English translation)(2)

3.5	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (3)

3.6	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (3)

3.7	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (3)

3.8	Amendment of the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (3)

3.9	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (3)

1

EXHIBIT INDEX

Exhibit No.	Document
3.10	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (3)

4.1	Form of Global Preferred Security

5.1	Opinion of Davis Polk & Wardwell with respect to the exchange Series 5 preferred securities

5.2	Opinion of Natalia Butragueño with respect to the exchange Series 5 preferred securities(*)

8.1	Tax Opinion of Davis Polk & Wardwell

8.2	Tax Opinion of Uría Menéndez

10	Payment and Guarantee Agreement between Banco Santander, S.A. (formerly named Banco Santander Central Hispano, S.A.) and Santander Finance Preferred, S.A. Unipersonal dated January 31, 2007

12	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (1)

21	List of subsidiaries of Banco Santander, S.A.(1)

23.1	Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)

23.2	Consent of Natalia Butragueño (contained in her opinion filed as Exhibit 5.2)

23.3	Consent of Uría Menéndez (contained in their opinion filed as Exhibit 8.2)

23.4	Consent of Deloitte, S.L.

24	Power of Attorney (included on signature page)

99.1	Form of Letter to Clients

99.2	Form of Letter to Reorganization Departments

99.3	Form of Customer Instructions Letter

*	To be filed by Amendment.

(1)	Filed as an exhibit to the Guarantor’s annual report on Form 20-F for the fiscal year ended December 31, 2006, filed on July 2, 2007 and incorporated by reference herein.

(2)	Filed as an exhibit to Amendment No. 2 to the Issuer's Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 9, 2007 and incorporated by reference herein.

(3)	Filed as an exhibit to Amendment No. 1 to the Issuer's Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

Item 22.  Undertakings

(a)	The undersigned hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration

2

 statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Banco Santander, S.A. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Kingdom of Spain, on October 23, 2007.

BANCO SANTANDER, S.A.

By:	/s/ José Antonio Álvarez
	Name:	José Antonio Alvarez
	Title:	Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ignacio Benjumea Cabeza de Vaca, Juan Guitard Marín, José Antonio Álvarez Álvarez, Natalia Butragueño Rodriguez-Borlado, José Antonio Soler Ramos, Antonio Torío Martín, Pablo Roig Garcia Bernalt and Javier Antón San Pablo, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Emilio Botín-Sanz de Sautuola	Chairman of the Board of Directors and of the Executive Committee

/s/ Fernando de Asúa
Fernando de Asúa	First Vice Chairman of the Board of Directors	October 23, 2007

/s/ Alfredo Sáenz
Alfredo Sáenz	Second Vice Chairman of the Board of Directors and Chief Executive Officer	October 23, 2007

/s/ Matías Rodríguez Inciarte
Matías Rodríguez Inciarte	Third Vice Chairman of the Board of Directors	October 23, 2007

Manuel Soto	Fourth Vice Chairman of the Board of Directors

1

Signature	Title	Date

Assicurazioni Generali, S.p.A	Director

/s/ Antonio Basagoiti
Antonio Basagoiti	Director	October 23, 2007

/s/ Ana P. Botín-Sanz de Sautuola
Ana P. Botín-Sanz de Sautuola	Director	October 23, 2007

Javier Botín-Sanz de Sautuola	Director

Lord Burns	Director

/s/ Guillermo de la Dehesa
Guillermo de la Dehesa	Director	October 23, 2007

/s/ Rodrigo Echenique
Rodrigo Echenique	Director	October 23, 2007

/s/ Antonio Escámez
Antonio Escámez	Director	October 23, 2007

/s/ Francisco Luzón
Francisco Luzón	Director	October 23, 2007

Abel Matutes	Director

Mutua Madrileña Automovilista	Director

Luis Ángel Rojo	Director

Luis Alberto Salazar-Simpson	Director

2

Signature	Title	Date

/s/ Isabel Tocino
Isabel Tocino	Director	October 23, 2007

/s/ José Antonio Álvarez
José Antonio Álvarez	Chief Financial Officer	October 23, 2007

3

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, a duly authorized representative of Banco Santander, S.A. in the United States, has signed this registration statement on October 23, 2007.

BANCO SANTANDER, S.A., New York branch

By:	/s/ Rodolfo Icaza
Name:	Rodolfo Icaza
Title:	General Manager

By:	/s/ James H. Bathon
Name:	James H. Bathon
Title:	Managing Director

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Santander Finance Preferred, S.A. Unipersonal has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Kingdom of Spain, on October 23, 2007.

Santander Finance Preferred, S.A. Unipersonal

By:	/s/ José Antonio Soler
Name:	José Antonio Soler
Title:	Chairman of the Board of Directors

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints José Antonio Soler Ramos, Antonio Torío Martín, Javier Antón San Pablo, Pablo Roig García Bernalt and Natalia Butragueño Rodríguez-Borlado, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jose Antonio Soler Ramos
Jose Antonio Soler Ramos	Chairman of the Board of Directors	October 23, 2007

/s/ Antonio Torío Martín
Antonio Torío Martín	Director	October 23, 2007

/s/ Javier Antón San Pablo
Javier Antón San Pablo	Director	October 23, 2007

/s/ Pablo Roig García Bernalt
Pablo Roig García Bernalt	Director	October 23, 2007

5

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, a duly authorized representative of Santander Finance Preferred, S.A. Unipersonal in the United States, has signed this registration statement on October 23, 2007.

Santander Finance Preferred, S.A. Unipersonal

By:	/s/ Sheldon Fried
Name:	Sheldon Fried
Title:	Authorized Signatory

6

EXHIBIT INDEX

Exhibit No.	Document
1
Registration Rights Agreement dated as of January 31, 2007 among Banco Santander, S.A. (formerly named Banco Santander Central Hispano, S.A.), Santander Finance Preferred, S.A. Unipersonal and Lehman Brothers Inc., as Initial Purchaser

3.1	Bylaws (Estatutos) of Banco Santander, S.A. as amended(1)

3.2	Bylaws of Banco Santander, S.A., as amended (English translation)(1)

3.3	Articles of Association of Santander Finance Preferred, S.A. Unipersonal(2)

3.4	Articles of Association of Santander Finance Preferred, S.A. Unipersonal (English translation)(2)

3.5	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal(3)

3.6	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation)(3)

3.7	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal(3)

3.8	Amendment of the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation)(3)

3.9	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal(3)

3.10	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation)(3)

4.1	Form of Global Preferred Security

5.1	Opinion of Davis Polk & Wardwell with respect to the exchange Series 5 preferred securities

5.2	Opinion of Natalia Butragueño with respect to the exchange Series 5 preferred securities(*)

8.1	Tax Opinion of Davis Polk & Wardwell

8.2	Tax Opinion of Uría Menéndez

10	Payment and Guarantee Agreement between Banco Santander, S.A. (formerly named Banco Santander Central Hispano, S.A.) and Santander Finance Preferred, S.A. Unipersonal dated January 31, 2007

12	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (1)

21	List of subsidiaries of Banco Santander, S.A.(1)

23.1	Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)

7

23.2	Consent of Natalia Butragueño (contained in her opinion filed as Exhibit 5.2)

23.3	Consent of Uría Menéndez (contained in their opinion filed as Exhibit 8.2)

23.4	Consent of Deloitte, S.L.

24	Power of Attorney (included on signature page)

99.1	Form of Letter to Clients

99.2	Form of Letter to Reorganization Departments

99.3	Form of Customer Instructions Letter

*	To be filed by Amendment

(1)	Filed as an exhibit to the Guarantor’s annual report on Form 20-F for the fiscal year ended December 31, 2006, filed on July 2, 2007 and incorporated by reference herein.

(2)	Filed as an exhibit to Amendment No. 2 to the Issuer's Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 9, 2007 and incorporated by reference herein.

(3)	Filed as an exhibit to Amendment No. 1 to the Issuer's Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

8